                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


 Filed by the Registrant  /X/

 Filed by a Party other than the Registrant  / /

 Check the appropriate box:

 / /  Preliminary Proxy Statement   / /  Confidential, for Use of the
                                         Commission Only (as permitted by Rule
                                         14a-6(e)(2))
 /X/  Definitive Proxy Statement

 / /  Definitive Additional Materials

 / /  Soliciting Material Pursuant
      to Rule 14a-11(c) or Rule 14a-12

                               ANDROS INCORPORATED
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.

 / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

 / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
           Common stock, par value $.01 per share
      (2)  Aggregate number of securities to which transaction applies:
           2,435,483

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $18.00

      (4)  Proposed maximum aggregate value of transaction:  $43,838,694

      (5) Total fee paid: $2,061.44 (At the time of the filing on February 21, 1996 of a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") by Andros Acquisition Inc. ("Purchaser") and Andros Holdings Inc. in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Andros Incorporated (the "Company"), a fee of $16,660.99 was paid. The current payment of $2,061.44 reflects an increase in the number of issued and outstanding Shares from 4,628,054 at the time of the filing of the Schedule 14D-1 to 5,200,675 as of the most recent date for which the Company has an accurate number. The fee was calculated by multiplying 572,621 (the number of additional Shares issued and outstanding since February 21, 1996) by (i) $18.00 and (ii) 1/50 of 1%.)

 /X/  Fee paid previously with preliminary materials.

 / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:  $16,660.99

      (2)  Form, Schedule or Registration Statement No.:  Schedule 14D-1

      (3)  Filing Party:  Andros Holdings Inc.; Andros Acquisition Inc.

      (4)  Date Filed:  February 21, 1996

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                            To approve the Merger of
                             ANDROS ACQUISITION INC.
                                  with and into
                               ANDROS INCORPORATED


To the Record Holders of Common Stock
   of Andros Incorporated:

     NOTICE IS HEREBY GIVEN pursuant to Sections 222, 251 and 262 of the General Corporation Law of the State of Delaware (the "General Corporation Law") that on May 14, 1996 a special meeting (the "Special Meeting") of the stockholders of Andros Incorporated, a corporation organized under the laws of the State of Delaware (the "Company"), of record on April 11, 1996 (the "Record Date"), will be held at the offices of the Company, 2332 Fourth Street, Berkeley, California 94710-2402, at 10:00 a.m., local time, to consider and vote upon (i) adoption and approval of the agreement and plan of merger, dated as of February 14, 1996 (the "Merger Agreement"), among the Company, Andros Acquisition Inc., a corporation organized under the laws of the State of Delaware ("Purchaser") and a direct wholly owned subsidiary of Andros Holdings Inc., a corporation organized under the laws of the State of Delaware ("Parent"), and Parent, and the transactions contemplated thereby, including the merger (the "Merger") of Purchaser into the Company, and (ii) such other matters as may properly be brought before the Special Meeting. It is anticipated that the Merger will be effected on May 14, 1996 or as soon thereafter as practicable.

     Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer (the "Offer") on February 21, 1996 for all outstanding shares of common stock, par value $.01 per share (the "Shares"), of the Company, at a price of $18.00 per Share, net to the seller in cash. The Offer expired at 5:00 p.m., New York City time, on March 25, 1996, and as of 5:01 p.m., New York city time, on such date Purchaser accepted for payment 2,765,192 Shares validly tendered pursuant to the Offer and not withdrawn, representing approximately 58% of the total number of outstanding Shares.

     The board of directors of the Company (the "Board") has fixed the close of business on the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. A complete list of such stockholders will be open to the examination of any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours, for a period of 10 days prior to the Special Meeting, at the offices of the Company, 2332 Fourth Street, Berkeley, California 94710-2402.

     STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE SPECIAL MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. If a stockholder who has returned a proxy attends the Special Meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the Special Meeting.

     Under the General Corporation Law, the affirmative vote of the majority of the issued and outstanding Shares, present in person or represented by proxy at the Special Meeting and entitled to vote thereon, is required to adopt and approve the Merger Agreement and the Merger. PURCHASER OWNS IN THE AGGREGATE 2,765,192 SHARES, REPRESENTING APPROXIMATELY 58% OF THE SHARES OUTSTANDING AS OF THE RECORD DATE, AND THEREFORE HAS SUFFICIENT VOTING POWER TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE MERGER WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER OF THE COMPANY. Pursuant to the Merger Agreement, Parent has agreed to cause Purchaser to vote all Shares beneficially owned thereby in favor of adoption and approval of the Merger Agreement and the Merger. UNDER THE GENERAL CORPORATION LAW AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY, NO ACTION WILL BE REQUIRED BY STOCKHOLDERS OF THE COMPANY (OTHER THAN PURCHASER) TO EFFECT THE MERGER.

     Pursuant to the Merger Agreement, each Share issued and outstanding immediately prior to the effectiveness of the Merger (the "Effective Time") and held by persons other than Purchaser, Parent or the Company, or any direct or indirect subsidiary of any of them, will be converted into the right to receive $18.00 in cash, without interest (the "Merger Consideration"), payable upon surrender of the certificate formerly evidencing such share, subject to the right of the holder of such Share (a "Dissenting Stockholder") to seek an appraisal of the fair value thereof as described in the attached Proxy Statement.

     ON FEBRUARY 5, 1996, THE BOARD, AFTER RECEIVING THE RECOMMENDATION IN FAVOR THEREOF (WITH ONE VOTE AGAINST AND ONE ABSTENTION) OF THE SPECIAL COMMITTEE OF THE BOARD FORMED TO CONSIDER, AMONG OTHER THINGS, THE OFFER AND THE MERGER, DETERMINED (WITH ONE VOTE AGAINST AND ONE ABSTENTION) THAT EACH OF THE OFFER AND THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF THE COMPANY.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has delivered to the Board its written opinion, dated February 14, 1996, that as of such date the consideration to be received by the stockholders of the Company pursuant to the Merger Agreement is fair to such stockholders from a financial point of view. A copy of the opinion of DLJ, which sets forth the assumptions made, matters considered and limitations on the review undertaken by DLJ, is contained in the Proxy Statement which is being mailed to stockholders herewith.

     Section 262 of the General Corporation Law provides a procedure by which Dissenting Stockholders who were record holders of Shares immediately prior to the Effective Time may seek an appraisal of the fair value of their shares, exclusive of any element of value arising from the expectation or accomplishment of the Merger, together with a fair rate of interest, if any, to be paid thereon. Any Dissenting Stockholder who wishes to exercise this right to an appraisal must do so by making written demand to the Company at the address set forth in the Proxy Statement, which must be received before the taking of the vote on the Merger, and by following certain other procedures set forth in
Section 262 of the General Corporation Law.

     APPRAISAL DEMANDS WILL NOT BE ACCEPTED UNLESS MADE BY OR ON BEHALF OF PERSONS WHO ARE RECORD HOLDERS OF SHARES IMMEDIATELY PRIOR TO THE EFFECTIVE TIME.

     Please see the section entitled "Appraisal Rights" in the attached Proxy Statement and EXHIBIT C thereto (which sets forth the text of Section 262 of the General Corporation Law) for a description of the procedures which must be followed to perfect appraisal rights.

     By order of the Board.

/s/ Dane Nelson

Dane Nelson
President and Chief Executive Officer
April 16, 1996

                         -------------------------------

                               ANDROS INCORPORATED

                                 PROXY STATEMENT

                         -------------------------------


                                  INTRODUCTION

     This Proxy Statement is being furnished to the stockholders of Andros Incorporated, a corporation organized under the laws of the State of Delaware (the "Company"), of record on April 11, 1996 (the "Record Date"), in connection with the solicitation of proxies from holders of shares of common stock, par value $.01 per share (the "Shares"), of the Company by the board of directors of the Company (the "Board") for use at a special meeting (the "Special Meeting") of stockholders of the Company to consider and vote upon (i) adoption and approval of the agreement and plan of merger, dated as of February 14, 1996 (the "Merger Agreement"), among the Company, Andros Acquisition Inc., a corporation organized under the laws of the State of Delaware ("Purchaser") and a direct wholly owned subsidiary of Andros Holdings Inc., a corporation organized under the laws of the State of Delaware ("Parent"), and Parent, and the transactions contemplated thereby, including the merger (the "Merger") of Purchaser into the Company pursuant to the Merger Agreement, and (ii) such other matters as may properly be brought before the Special Meeting. It is anticipated that the Merger will be effected on May 14, 1996 or as soon thereafter as practicable.

     The date of this Proxy Statement is April 16, 1996. This Proxy Statement and the accompanying form of proxy are being furnished by the Company and were first mailed on or about April 16, 1996 to stockholders of record of the Company as of the close of business on the Record Date.

     Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer (the "Offer") on February 21, 1996 for all outstanding Shares at a price of $18.00 per Share, net to the seller in cash. The Offer was made pursuant to an Offer to Purchase, dated February 21, 1996 (the "Offer to Purchase"), the related Letter of Transmittal and the Merger Agreement. The Offer expired at 5:00 p.m., New York City time, on March 25, 1996, and as of 5:01 p.m., New York city time, on such date Purchaser accepted for payment 2,765,192 Shares validly tendered pursuant to the Offer and not withdrawn, representing approximately 58% of the total number of outstanding Shares.

     The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which at the effective time of the Merger (the "Effective Time") (i) the Company will continue as the surviving corporation (the "Surviving Corporation") and will become a direct wholly owned subsidiary of Parent and (ii) each Share issued and outstanding (other than Shares held by Purchaser, Parent or the Company, or any direct or indirect subsidiary of any of them, and the Dissenting Shares (as defined below)) will be converted into the right to receive $18.00 net per Share in cash, without interest (the "Merger Consideration").

     The Special Meeting will be held at the offices of the Company, 2332 Fourth Street, Berkeley, California 94710-2402, at 10:00 a.m., local time, on May 14, 1996, to consider approval and adoption of the Merger Agreement and the Merger.

     ON FEBRUARY 5, 1996, THE BOARD, AFTER RECEIVING THE RECOMMENDATION IN FAVOR THEREOF (WITH ONE VOTE AGAINST AND ONE ABSTENTION) OF THE SPECIAL COMMITTEE OF THE BOARD (THE "SPECIAL COMMITTEE") FORMED TO CONSIDER, AMONG OTHER THINGS, THE OFFER AND THE MERGER, DETERMINED (WITH ONE VOTE AGAINST AND ONE ABSTENTION) THAT EACH OF THE OFFER AND THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF THE COMPANY.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has delivered to the Board its written opinion, dated February 14, 1996, that as of such date the consideration to be received by the stockholders of the Company pursuant to the Merger Agreement is fair to such stockholders from a financial point of view. See "Recommendation of the Board; Reasons for the Board's Recommendation; Opinion of Financial Advisor".

     Under the General Corporation Law of the State of Delaware (the "General Corporation Law"), the affirmative vote of the majority of the issued and outstanding Shares, present in person or represented by proxy at the Special Meeting and entitled to vote thereon, is required to adopt and approve the Merger Agreement and the Merger. PURCHASER OWNS IN THE AGGREGATE 2,765,192 SHARES, REPRESENTING APPROXIMATELY 58% OF THE SHARES OUTSTANDING AS OF THE RECORD DATE, AND THEREFORE HAS SUFFICIENT VOTING POWER TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE MERGER WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER OF THE COMPANY. Pursuant to the Merger Agreement, Parent has agreed to cause Purchaser to vote all Shares beneficially owned thereby in favor of adoption and approval of the Merger Agreement and the Merger. UNDER THE GENERAL CORPORATION LAW AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY, NO ACTION WILL BE REQUIRED BY STOCKHOLDERS OF THE COMPANY (OTHER THAN PURCHASER) TO EFFECT THE MERGER.

     Any holder of Shares (a "Dissenting Stockholder") who does not wish to accept the Merger Consideration for such holder's Shares (together with the Shares held by all other such Dissenting Stockholders, the "Dissenting Shares") has the right under the General Corporation Law to seek an appraisal of and be paid the fair cash value of such holder's Shares, together with a fair rate of interest, if any, to be paid thereon. To perfect this right of appraisal, a Dissenting Stockholder must make written demand for such appraisal to the Company before the taking of the vote on the Merger Agreement and the Merger. Such demand must be delivered to the Company at 2332 Fourth Street, Berkeley, California 94710-2402, Attention: Secretary. See "Appraisal Rights" and EXHIBIT C.

     The accompanying Notice of Special Meeting of Stockholders constitutes the notice to Dissenting Stockholders required by Section 262(d)(2) of the General Corporation Law.

     DISSENTING STOCKHOLDERS ARE URGED TO CAREFULLY REVIEW THIS PROXY STATEMENT AND THE EXHIBITS HERETO IN THEIR ENTIRETY IN CONSIDERING WHETHER TO SEEK AN APPRAISAL PURSUANT TO THE GENERAL CORPORATION LAW. If a Dissenting Stockholder does not perfect appraisal rights with respect to such holder's Shares before the taking of the vote on the Merger Agreement and the Merger, such shares will be converted into the right to receive the Merger Consideration at the Effective Time.

     As of the Record Date, there were approximately 246 holders of record of Shares, with 4,706,404 Shares issued and outstanding. Holders of record of Shares at the close of business on the Record Date are entitled to one vote per share held on all matters submitted to a vote of stockholders. The Shares are currently traded on the Nasdaq National Market (the "NNM"). As a result of the consummation of the Offer and the Merger, the registration of the Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the trading of the Shares on the NNM, will be terminated.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   i
THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
CERTAIN INFORMATION CONCERNING THE COMPANY . . . . . . . . . . . . . . . . .   2
CERTAIN INFORMATION CONCERNING PURCHASER AND PARENT. . . . . . . . . . . . .   4
BACKGROUND OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . .   4
RECOMMENDATION OF THE BOARD; REASONS FOR
     THE BOARD'S CONCLUSIONS; OPINION OF FINANCIAL ADVISOR . . . . . . . . .   9
INTERESTS OF CERTAIN PERSONS IN THE MERGER . . . . . . . . . . . . . . . . .  12
STRUCTURE OF THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
ACCOUNTING TREATMENT OF THE MERGER . . . . . . . . . . . . . . . . . . . . .  13
FINANCING THE ACQUISITION. . . . . . . . . . . . . . . . . . . . . . . . . .  13
CERTAIN EFFECTS OF THE MERGER. . . . . . . . . . . . . . . . . . . . . . . .  14
CERTAIN FEDERAL TAX CONSEQUENCES OF THE MERGER . . . . . . . . . . . . . . .  14
THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
REGULATORY AND OTHER APPROVALS . . . . . . . . . . . . . . . . . . . . . . .  18
APPRAISAL RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
CERTAIN LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
PRICE RANGE OF SHARES; DIVIDENDS . . . . . . . . . . . . . . . . . . . . . .  21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
     OWNERS AND MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . .  22
INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . .  23
OTHER MATTERS TO COME BEFORE THE MEETING . . . . . . . . . . . . . . . . . .  23
STOCKHOLDERS' PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . .  23
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
INCORPORATION OF DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . . . . .  24


                                    EXHIBITS

EXHIBIT A   AGREEMENT AND PLAN OF MERGER
EXHIBIT B   FAIRNESS OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES
            CORPORATION
EXHIBIT C   GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, SECTION 262
            "APPRAISAL RIGHTS"

                               THE SPECIAL MEETING

     The Special Meeting will be held at the offices of the Company, 2332 Fourth Street, Berkeley, California 94710-2402, at 10:00 a.m., local time, on May 14, 1996, for the purposes of considering and voting upon (i) approval and adoption of the Merger Agreement and the Merger, as required under the General Corporation Law, and (ii) such other matters as may properly be brought before the Special Meeting.

     The Board has fixed the close of business on the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. A complete list of such stockholders will be open to the examination of any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours, for a period of 10 days prior to the Special Meeting, at the offices of the Company, 2332 Fourth Street, Berkeley, California 94710-2402.

     The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding Shares will constitute a quorum for the transaction of business, and approval and adoption of the Merger Agreement and the Merger requires the affirmative vote of a majority of the issued and outstanding Shares. PURCHASER OWNS IN THE AGGREGATE 2,765,192 SHARES, REPRESENTING APPROXIMATELY 58% OF THE SHARES OUTSTANDING AS OF THE RECORD DATE, AND THEREFORE HAS SUFFICIENT VOTING POWER TO CONSTITUTE A QUORUM AT THE SPECIAL MEETING AND TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE MERGER WITHOUT THE
PRESENCE OR THE VOTE OF ANY OTHER STOCKHOLDER OF THE COMPANY.    In determining
whether the Merger Agreement and the Merger have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement and the Merger.

     At the date of this Proxy Statement, the Board does not know of any business to be presented at the Special Meeting other than as set forth in the Notice of Special Meeting of Stockholders accompanying this Proxy Statement. If any other matters should properly come before the Special Meeting, it is intended that the Shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

     STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE SPECIAL MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. All properly executed proxies that are not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If a holder of Shares executes and returns a proxy and does not specify otherwise, the Shares represented by such proxy will be voted "for" approval and adoption of the Merger Agreement and the Merger in accordance with the recommendation of the Board. A holder of Shares who has executed and returned a proxy may revoke it at any time before it is voted at the Special Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company stating that the proxy is revoked or (iii) attending the Special Meeting and voting in person.

     In addition to solicitation by mail, the directors, officers, employees and agents of the Company may solicit proxies from stockholders of the Company by personal interview, telephone, telegram or otherwise. The Company will bear the costs of the solicitation of proxies from its stockholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record securities of the Company for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.


                   CERTAIN INFORMATION CONCERNING THE COMPANY

     GENERAL. The Company is a corporation organized and existing under the laws of the State of Delaware with its principal executive offices located at 2332 Fourth Street, Berkeley, California 94710-2402, telephone: (510) 849-5700. The Company designs and manufactures non-dispersive infrared gas analyzers for sale to original equipment manufacturers of automotive diagnostic equipment and medical monitoring devices, and portable spectrum analysis instrumentation designed to detect and measure selected elements in a material in its natural location and condition using x-ray fluorescence technology.

     FINANCIAL INFORMATION. Set forth below is certain selected consolidated financial information relating to the Company and its subsidiaries which has been excerpted or derived from the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995 (the "Form 10-K") and the unaudited financial statements contained in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended
October 29, 1995 and January 28, 1996 (the "Form 10-Q's"). More comprehensive financial information is included in the Form 10-K, the Form 10-Q's and other documents filed by the Company with the Securities and Exchange Commission (the "Commission"). The financial information that follows is qualified in its entirety by reference to such reports and other documents, including the financial statements and related notes contained therein. Such reports and other documents may be examined and copies may be obtained from the offices of the Commission in the manner set forth below under "Available Information".

                               ANDROS INCORPORATED
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  1995          1994         1993           1996           1995
                                                  ----          ----         ----           ----           ----
                                                            Fiscal Year Ended                  Six Months Ended
                                                              July 30/31/25,                     January 28/29,
                                                              --------------                     --------------
Income Statement Data:
Sales  . . . . . . . . . . . . . . . . . . . .   $42,753.4      $57,741.7   $39,723.5      $20,850.7      $24,312.2
Cost of Sales. . . . . . . . . . . . . . . . .    25,427.7       33,790.2    22,547.7       13,382.9       14,049.4
                                               -----------     ----------  ----------     ----------     ----------
Gross Profit . . . . . . . . . . . . . . . . .    17,325.7       23,951.5    17,175.8        7,467.8       10,262.8
                                               -----------     ----------  ----------     ----------     ----------
Expenses and Other Income:
Research and Development . . . . . . . . . . .     5,100.9        4,297.3     3,528.5        2,572.4        2,485.1
Marketing, general and administrative. . . . .    10,201.8        8,765.8     5,580.7        3,938.4        4,835.4
Interest and other income. . . . . . . . . . .    (1,354.9)      (1,040.3)     (898.0)        (637.8)        (709.8)
                                               -----------     ----------  ----------     ----------     ----------
Total. . . . . . . . . . . . . . . . . . . . .    13,947.8       12,022.8     8,211.2        5,873.0        6,610.7
                                               -----------     ----------  ----------     ----------     ----------
Income before income taxes . . . . . . . . . .     3,377.9       11,928.7     8,964.6        1,594.8        3,652.1
Income tax provision . . . . . . . . . . . . .       512.4        3,909.7     3,092.8          510.4        1,129.3
                                               -----------     ----------  ----------     ----------     ----------
Net Income . . . . . . . . . . . . . . . . . .     2,865.5        8,019.0     5,871.8        1,084.4        2,522.8
                                               -----------     ----------  ----------     ----------     ----------
                                               -----------     ----------  ----------     ----------     ----------

Net income per common and common
  equivalent share . . . . . . . . . . . . . .       $0.59          $1.67       $1.25          $0.22          $0.52
Average outstanding shares and outstanding
  share equivalents. . . . . . . . . . . . . .     4,820.9        4,797.9     4,698.6        4,849.8        4,814.2



                                                                      1995             1994            1996
                                                                      ----             ----            ----
                                                                            At July 30/31           At January 28
                                                                            -------------           -------------
Balance Sheet Data:
  Total Current Assets  . . . . . . . . . . . . . . . . . . . . . .  $51,856.0        $45,071.6        $52,675.9
  Total Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .   63,870.5         58,097.5         66,089.3
  Total Current Liabilities . . . . . . . . . . . . . . . . . . . .    5,122.4          2,808.1          5,683.2
  Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . .    5,502.3          3,322.3          5,905.0
  Total Shareholders' Equity  . . . . . . . . . . . . . . . . . . .   58,368.2         54,775.2         60,184.3
  Total Liabilities and Equity  . . . . . . . . . . . . . . . . . .   63,870.5         58,097.5         66,089.3


     CERTAIN COMPANY PROJECTIONS. In connection with Parent's review of the Company and in the course of the negotiations between the Company and Parent described under "Background of the Merger" which led to the execution of the Merger Agreement, the Company provided Parent with certain business and financial information which the Company believes was not publicly available prior to the filing by Parent and Purchaser on February 21, 1996 of a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") in connection with the Offer. The projections were prepared by the management of the Company for the fiscal years ending July 31, 1996, 1997, 1998, 1999 and 2000 based on assumptions as of January 1996, and projected total revenues of $45.0 million, $48.5 million, $63.0 million,

$75.1 million and $89.6 million, respectively, and net income of $4.4 million, $6.0 million, $8.0 million, $10.6 million and $13.6 million, respectively.

     THE COMPANY DOES NOT AS A MATTER OF COURSE MAKE PUBLIC ANY PROJECTIONS AS TO FUTURE PERFORMANCE OR EARNINGS, AND THE PROJECTIONS SET FORTH ABOVE ARE INCLUDED IN THIS PROXY STATEMENT ONLY BECAUSE THE INFORMATION WAS MADE AVAILABLE TO PARENT AND PURCHASER BY THE COMPANY. THESE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS AND FORECASTS. THE COMPANY'S INTERNAL FINANCIAL FORECASTS (UPON WHICH THE PROJECTIONS PROVIDED TO PARENT AND PURCHASER WERE BASED IN PART) ARE, IN GENERAL, PREPARED SOLELY FOR INTERNAL USE AND CAPITAL BUDGETING AND OTHER MANAGEMENT DECISION-MAKING PURPOSES AND ARE SUBJECTIVE IN MANY RESPECTS AND THUS SUSCEPTIBLE TO VARIOUS INTERPRETATIONS AND PERIODIC REVISION BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS. PROJECTED INFORMATION OF THIS TYPE IS BASED ON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY OR ITS FINANCIAL ADVISORS. MANY OF THE ASSUMPTIONS UPON WHICH THE FOREGOING PROJECTIONS WERE BASED ARE DEPENDENT UPON ECONOMIC FORECASTING (BOTH GENERAL AND SPECIFIC TO THE COMPANY'S BUSINESSES), WHICH IS INHERENTLY UNCERTAIN AND SUBJECTIVE. NONE OF THE COMPANY, PARENT OR PURCHASER, NOR ANY OF THEIR RESPECTIVE FINANCIAL ADVISORS ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OR VALIDITY OF ANY OF SUCH PROJECTIONS. INCLUSION OF THE FOREGOING PROJECTIONS SHOULD NOT BE REGARDED AS AN INDICATION THAT THE COMPANY OR ANY OTHER PERSON WHO RECEIVED SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS.


               CERTAIN INFORMATION CONCERNING PURCHASER AND PARENT

     Parent and Purchaser were organized under the laws of the State of Delaware on December 5, 1995, in connection with the Offer, and neither Parent nor Purchaser has carried on any activities other than in connection with the Offer and the Merger. The principal offices of Parent and Purchaser are located at Metro Tower, Suite 1170, 950 Tower Lane, Foster City, California 94404-2121, telephone: (415) 286-2350. Purchaser is a direct wholly owned subsidiary of Parent.

     Parent and Purchaser were formed for the purpose of acquiring the Company. Until immediately prior to the time that Purchaser purchased Shares pursuant to the Offer, neither Parent nor Purchaser had any significant assets or liabilities or engaged in activities other than those incident to its formation and capitalization and the transactions contemplated by the Offer. Because each of Parent and Purchaser is newly formed and has minimal assets and capitalization, no meaningful financial information regarding Parent or Purchaser is available.


                            BACKGROUND OF THE MERGER

     In the period preceding and immediately following the conclusion of the Company's fiscal year ending July 31, 1994, there developed a general view among the members of the Board that, while the Company's financial performance had improved significantly as compared with recent periods, this improvement was generally not reflected in the market price for the Shares. In addition, it was noted that relatively few research analysts followed the Company and the trading volume in the Shares remained relatively low. There was also a broadly held view among the members of the Board that, because the

Company operated in a number of different market sectors, the market did not truly understand the Company and its operations and business plan. Consequently, the members of the Board believed that the market valuation of the Company did not adequately reflect the Company's financial performance and prospects and that there was not a significant likelihood that the market would begin to recognize the true value of the Company at anytime in the near future. In response to these factors and after numerous informal discussions among its members, the Board authorized the formation of a Special Committee, consisting of two members of the Board (Eugene Kleiner and John M. Huneke), which was charged with the responsibility of exploring various alternatives to maximize stockholder value. The Special Committee was further empowered to contact possible financial advisors to assist it in the performance of this assignment.

     The Board was of the view that it was advisable to form a Special Committee to consider various strategic and financial alternatives for the Company, including a possible sale of the Company, given that if a transaction involving a sale of the Company were pursued, there existed a substantial likelihood that Dane Nelson, the President and Chief Executive Officer of the Company as well as a member of the Board, would be asked by any potential acquirer to join with it following the completion of the transaction as an equity participant or as a key employee or both. It was also determined at the outset of this process that Mr. Nelson would abstain from the consideration by the Board of any proposed transaction involving the sale of the Company.

     In September 1994, the Special Committee (to which Moshe Alafi, a director of the Company who did not stand for re-election in 1995, had been added) approached DLJ concerning a possible engagement to consider various strategic and financial alternatives for the Company. On October 25, 1994, a letter agreement (the "Engagement Letter") was entered into between the Special Committee (to which Karl H. Schimmer, M.D. had been added) and DLJ, pursuant to which the Special Committee engaged DLJ to consider and advise it with respect to various strategic and financial alternatives and to evaluate, and as appropriate to render a "fairness opinion" regarding, (i) any proposal which the Company might receive for the acquisition of all or a substantial amount of its business, stock or assets, whether by means of merger, consolidation, or other business combination, tender or exchange offer, public or private purchase of the Company's securities or assets, or otherwise, or (ii) any other similar transaction, including any leveraged buyout, recapitalization, recapitalization involving management or employee stock or stock option plans and incentives, divestiture, sale or spinoff. At the time DLJ was retained to serve as the Company's financial advisor, the Special Committee also retained special outside counsel to advise it with respect to any strategic or financial proposals that it might be asked to consider.

     Following a presentation in December 1994 by DLJ to the Board regarding various strategic and financial alternatives that the Board might consider, the Board (upon the recommendation of the Special Committee and with Mr. Nelson abstaining) directed DLJ to begin exploring a possible sale of the Company, among other financial alternatives. Acting on that direction, the Company and DLJ prepared a descriptive memorandum regarding the Company which set forth certain information regarding the Company's operations and its financial performance and prospects. DLJ, on behalf of the Company, contacted approximately 75 corporations and other entities which the Company and DLJ believed might have an interest in purchasing the Company ("Potential Purchasers"), and based upon interest expressed by certain of such Potential Purchasers, distributed to 21 Potential Purchasers copies of the descriptive memorandum on a confidential basis.

     From time to time thereafter, Potential Purchasers who expressed interest in a transaction were given the opportunity to tour the Company's facilities, talk with management and conduct other due diligence inquiries. The Company, through DLJ, invited such Potential Purchasers to submit proposals regarding an acquisition. The invitation stated that the proposals should include, among other things, the proposed purchase price and form of consideration, as well as a description of sources of financing and evidence of firm lending commitments, if any. No assurances were given that the Company would enter into an agreement with any party, it being the Company's intention to enter into a definitive agreement only on the basis of a proposal which it, in its sole discretion, considered satisfactory.

     From December 1994 until it entered into the Letter of Intent (as defined below) pursuant to which it committed to the Exclusivity Period (as defined below), the Company entertained proposals from and engaged in discussions with several Potential Purchasers. No definitive agreement was reached with any such Potential Purchaser. Also, during the summer months of 1995, Robert C. Wilson was appointed to the Special Committee and Mr. Alafi ceased to be a member at the time he ceased to be a member of the Board.

     In the last week of September 1995, DLJ received, on behalf of the Company, two formal acquisition proposals, one of which was a proposal (the "GCLLC Proposal") from Genstar Capital LLC, a limited liability company organized under the laws of the State of Delaware ("GCLLC") and the sole general partner of GCP II (as defined below), regarding an acquisition of the Company in a leveraged buy-out transaction for $20.00 per Share. The second formal proposal contemplated a recapitalization of the Company in which the offeror would initially acquire 25% of the Company's fully diluted equity at a price of approximately $4.00 per Share and receive warrants with a ten-year term to raise its ownership level to 51% and in which the Company would incur certain additional indebtedness in order to pay a one-time extraordinary dividend of $14.00 per Share to its stockholders. The Potential Purchaser making the offer recited its belief that the transaction would have a nominal value in excess of $20.00 per Share in the near term. DLJ informed the Board, however, that it was DLJ's view that it was likely that the transaction would have a value of less than $18.00 per Share due to the lack of liquidity for the stub share of Shares to be held by the Company's stockholders post-transaction and the anticipated adverse market reaction to the relatively small capitalization of the Company following the transaction. DLJ also had received as of that time several informal indications of interest from seven other Potential Purchasers; however, no formal proposals were forthcoming during this period from any of them. The Company believes that its declining financial performance during this time period was a factor in dissuading these Potential Purchasers from presenting a formal acquisition proposal to the Company at that time.

     The GCLLC Proposal set forth a plan pursuant to which an affiliate of GCLLC would commence a tender offer for all of the Shares at $20.00 per Share, payable in cash, subject to certain conditions, to be followed by a merger of such affiliate with and into the Company. The GCLLC Proposal was conditioned upon completion of financing arrangements, execution of a definitive merger agreement and reaching understandings with senior management of the Company as to their future levels of compensation and their equity investments in Parent.

     The Board (upon the recommendation of the Special Committee and with Mr. Nelson abstaining), with the advice and assistance of its legal and financial advisors, determined that of the acquisition proposals received, the GCLLC Proposal provided the most value to the Company's stockholders, given the immediate value to the stockholders provided by GCLLC's proposal, the requirement that the Company incur significant amounts of indebtedness under the recapitalization proposal, the characteristics of the equity arrangements under the recapitalization proposal, including the ten-year term of the proposed warrants, and the perceived likelihood that the transaction would be completed given similar successful past transactions by affiliates of GCLLC. At this point, continuing contact with the offeror proposing the recapitalization was terminated in order to permit the Company to devote the necessary resources to pursuing a transaction with GCLLC.

     A letter of intent between the Company and GCLLC was signed on September 29, 1995 (the "Letter of Intent"). The Letter of Intent contemplated that the Offer would be made at a price of $20.00 per Share and provided that consummation of the proposed transaction would be conditioned upon, among other things, satisfactory completion by GCLLC of a due diligence review of the Company and completion of financing arrangements by GCLLC. The Letter of Intent also provided that the Company would not solicit, encourage or negotiate with others concerning any proposal for the sale of the Company until November 14, 1995 (the "Exclusivity Period") and that the Company would reimburse GCLLC for up to $75,000 of GCLLC's expenses in the event that the Company elected not to proceed with the contemplated transactions for any reason.

     Between September 29, 1995 and November 10, 1995, GCLLC and its representatives continued their due diligence investigation of the Company and their efforts to complete their financing arrangements. On November 10, 1995, an amendment to the Letter of Intent was executed pursuant to which (i) the Offer price was set at $20.25, (ii) certain conditions, including the condition regarding due diligence, were deleted, and (iii) the Exclusivity Period was extended until December 21, 1995, by which time the parties contemplated that the Offer would be commenced.

     Between November 10, 1995 and December 21, 1995, GCLLC, its representatives and financing sources continued their due diligence investigations of the Company. On December 21, 1995, another amendment to the Letter of Intent was signed pursuant to which the Exclusivity Period was extended until January 10, 1996 and the Company's obligation to reimburse GCLLC for expenses was deleted.

     On January 8, 1996, certain prospective purchasers of subordinated debt of Purchaser notified GCLLC that they were no longer interested in providing financing to Purchaser in connection with the Offer and the Merger on the terms originally contemplated under their financing proposal in light of certain developments with respect to the Company, including its deteriorating operating performance and regulatory and market uncertainties with respect to its products. On January 10, 1996, GCLLC informed the Company of the development, and that therefore the Offer and the Merger could not be consummated at a price of $20.25. GCLLC further stated that, while it would not be possible to enter into a transaction at $20.25 per Share, it remained interested in pursuing a transaction with the Company and accordingly asked it be given several days to make arrangements to put forward a revised proposal. Given the large number of Potential Purchasers that had been contacted by DLJ, on behalf of the Company, over the preceding year and the fact that none of such Potential Purchasers remained interested in pursuing a transaction with the Company other than GCLLC, the Board granted GCLLC's request. In order to ascertain that there was no continuing interest in the Company on the part of any of the Potential Purchasers who had expressed interest at an earlier time, DLJ contacted during this period, and at various other times during the months of January and February 1996, three of the other Potential Purchasers who had indicated an interest in a transaction in or prior to September 1995. None of these Potential Purchasers, including the party who had proposed the recapitalization of the Company, indicated any continuing interest in a transaction with the Company.

     At GCLLC's request, the Special Committee convened a meeting on January 13, 1996 to consider a revised proposal from GCLLC. At that meeting GCLLC made an oral presentation of alternatives which it believed addressed the Company's changed circumstances and would be satisfactory to prospective financing sources. On January 23, 1996, GCLLC reiterated in writing its proposal to the Company that the cash tender offer price for all of the Shares would be reduced to $18.00 per Share. At a meeting of the Board held on January 26, 1996, the Board voted (upon the recommendation of the Special Committee and with Mr. Nelson abstaining and with Mr. Huneke voting against the proposal, both in his capacity as a member of the Special Committee and as a member of the Board) to pursue an agreement with Parent and Purchaser based on an all cash tender offer for all outstanding Shares at a price of $18.00 per Share. Mr. Huneke's reasons for his vote against the proposed Offer were that (i) the Company had commenced recruiting additional management talent who would assist in focusing and enhancing the Company's strategic direction; (ii) the Company should employ that talent and its other assets to continue as a stand alone organization and to grow its targeted technologies and markets through both acquisition and internal development; and
(iii) the increased size of the Company and the diversification of its business from this potential expansion might result in the Shares being valued higher than the $18.00 per Share offered in the transaction.

     Between January 26, 1996 and February 14, 1996, the parties completed negotiations regarding the Merger Agreement and GCLLC completed its arrangement of financing. At a meeting on February 5, 1996, the Board, after presentations by the Special Committee's financial and legal advisors and the Company's outside counsel, voted (upon the recommendation of the Special Committee and with Mr. Nelson abstaining and with Mr. Huneke voting against the proposal, both in his capacity as a member of the Special Committee and as a member of the Board, for the reasons previously stated) to approve the form of Merger Agreement presented to it, as well as the Offer and the Merger. On February 14, 1996, Parent, Purchaser and the Company executed the Merger Agreement, and the financing commitment letters were signed and delivered to Genstar Capital Partners II, L.P., a limited partnership organized under the laws of the State of Delaware ("GCP II") and the holder of a majority of the issued and outstanding capital stock of Parent.

     On February 21, 1996, Purchaser commenced the Offer.

     On March 4, 1996, a putative class action was filed in the Court of Chancery of the State of Delaware (the "Chancery Court") on behalf of the stockholders of the Company alleging causes of action arising out of the Offer and the Merger. Pursuant to a preliminary settlement agreement, the pending legal proceedings against the Company and the Board are to be dismissed with prejudice. See "Certain Litigation".

     On March 15, 1996, Purchaser extended the Offer until 5:00 p.m., New York City time, on Monday, March 25, 1996.

     On March 25, 1996, Purchaser entered into (i) a definitive credit agreement (the "Credit Agreement") with Banque Paribas, The Bank of Nova Scotia and certain other financial institutions as lenders thereunder (collectively, the "Banks"), and (ii) a definitive senior subordinated loan agreement (the "Loan Agreement") with BG Services Limited, a corporation organized under the laws of Guernsey ("BG Services"), substantially on the terms set forth in Section 9 ("Financing of the Offer and the Merger") on pages 14-25 of the Offer to Purchase. See "Financing the Acquisition".

     The Offer expired at 5:00 p.m., New York City time, on March 25, 1996, at which time Purchaser accepted for payment 2,765,192 Shares validly tendered pursuant to the Offer and not withdrawn, representing approximately 58% of the total number of outstanding Shares.

     Upon consummation of the Offer on March 25, 1996, and pursuant to the terms of the Merger Agreement, three members of the Board resigned and three new directors nominated by Purchaser--Richard D. Paterson, Mark E. Bandeen and Jean-Pierre L. Conte--were appointed to the Board. Subsequently on March 25, 1996, the Board, by duly adopted resolutions thereof, increased the number of directors constituting the Board from five to six and appointed an additional director nominated by Purchaser--Daniel J. Boverman--to the Board. Information with respect to each new director is included in SCHEDULE I to the Solicitation/Recommendation Statement on Schedule 14D-9, as amended (the "Schedule 14D-9"), filed by the Company on February 21, 1996 in connection with the Offer. The directors who resigned from the Board are Messrs. Nelson and Huneke and Dr. Schimmer. Two independent directors--Messrs. Kleiner and Wilson-
- -remain on the Board.


                          RECOMMENDATION OF THE BOARD;
                      REASONS FOR THE BOARD'S CONCLUSIONS;
                          OPINION OF FINANCIAL ADVISOR

     On February 5, 1996, the Board approved the Merger Agreement and the transactions contemplated thereby and determined that each of the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company. The Board recommended that all holders of Shares accept the Offer and tender their Shares pursuant to the Offer, and recommends that all holders of Shares vote to approve and adopt the Merger Agreement and the Merger.

     In approving the Merger Agreement and the transactions contemplated thereby at its February 5, 1996 meeting, and recommending that all stockholders tender their Shares pursuant to the Offer, the Board considered a number of factors, including:

     - Information relating to the financial condition and results of operations of the Company and management's estimates of the prospects of the Company which, in the Board's view, supported a determination that the Offer and the Merger were fair to the Company's stockholders;

     - The Board's general belief that the market price for the Shares would not adequately reflect the true value of the Company and its business (with reference to its financial performance and prospects) for the foreseeable future due to the fact or Board's perception, among other things, that
(i) relatively few research analysts follow the Company, (ii) trading volume in the Shares remains relatively low and is anticipated to remain relatively low in the foreseeable future, and (iii) because the Company will continue to operate in a number of different market sectors, the market does not, and would continue not to, truly understand the Company and its operations and business plan;

     - The fact that the Company had made a public announcement in April 1995 that it had retained DLJ to explore strategic and financial alternatives on the Company's behalf, thereby alerting the market that the Company would be open to inquiries and possible proposals from potential purchasers or partners;

     - The relationship of the Offer price to recent historical market prices of the Shares, particularly that the $18.00 per share Offer price represents a premium of approximately 22% over the closing sales price for shares in the NNM on February 5, 1996, the last trading day prior to the approval of the Merger Agreement and the transactions contemplated thereby by the Board, and a premium of approximately 16% over the closing sales price for shares in the NNM on February 14, 1996, the last trading day prior to the public announcement of the execution of the Merger Agreement;

     - The financial and valuation analyses presented to the Board by DLJ, the financial advisor to the Company, at various Board meetings beginning in December 1994 and continuing through February 1996, including market prices and financial data relating to other companies engaged in business considered comparable to the Company, and the prices and premiums paid in recent selected acquisitions of companies engaged in business considered by DLJ to be comparable to that of the Company;

     -    The written opinion (the "Fairness Opinion") of DLJ, dated
February 14, 1996, that the consideration to be received by the stockholders of the Company pursuant to the Merger Agreement, is fair to the Company's stockholders from a financial point of view. The Fairness Opinion contains a description of the factors considered, the assumptions made and the scope of review undertaken by DLJ in rendering the Fairness Opinion and is attached hereto as EXHIBIT B and is incorporated herein by reference. STOCKHOLDERS ARE URGED TO READ THE FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY;

     - The likelihood that the proposed acquisition would be consummated, including the experience, reputation and financial condition of GCLLC and its affiliates; and

     - The terms and conditions of the Merger Agreement, including, without limitation, the fact that, the Company is not prohibited from responding to any unsolicited proposal made in writing to acquire the Company pursuant to a merger, consolidation, share exchange, business combination, or other similar transaction or to acquire all or substantially all of the assets of the Company, to the extent the Board, after consultation with independent legal counsel, determines in good faith that such action is required for the Board to comply with its fiduciary duty to the Company's stockholders imposed by the General Corporation Law.

     The members of the Board evaluated the factors listed above in light of their knowledge of the business and operations of the Company and their business judgment. In view of the wide variety of factors considered in connection with its evaluation of the Offer and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The Board recognized that the Merger is not structured to require the approval of a majority of the stockholders of the Company other than Purchaser, and that Purchaser, if it were to purchase a sufficient number of Shares to satisfy the Minimum Condition, would have sufficient voting power to approve the Merger without the affirmative vote of any other stockholder of the Company. While consummation of the Offer would result in the stockholders of the Company receiving a premium for their Shares over the trading prices of the Shares prior to the announcement of the Offer and the Merger, it would eliminate any opportunity for stockholders of the Company other than Parent and Purchaser to participate in the potential future growth prospects of the Company. The Board, however, believed that this was reflected in the Offer price to be paid and also recognized that there can be no assurance as to the level of growth, if any, to be attained by the Company in the future.

     The Board determined that it was necessary to appoint a committee of independent directors for the purpose of negotiating the terms of the Merger Agreement. In making such determination, the Board considered that one of the directors is employed by the Company and will have a financial interest in the Company following consummation of the Merger. As noted above, the Board has determined that each of the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company. In addition, the Board recognized that certain officers of the Company may have interests in the Offer and the Merger that could be deemed to present them with certain conflicts of interest. The Board was aware of these potential conflicts of interest and considered them along with the other matters described above. The Company has been advised by each of its directors and executive officers that they either tendered all Shares beneficially owned by them to Purchaser pursuant to the Offer or intend to vote such Shares in favor of the approval and adoption by the stockholders of the Company of the Merger Agreement and the transactions contemplated thereby.

     In connection with advising the Special Committee regarding potential acquisitions, DLJ prepared a presentation to the Board disseminated to the Board on or about September 22, 1995, which included a comparable publicly traded companies analysis, an analysis of comparable merger and acquisition transactions and an internal rate of return analysis. Based on the analyses conducted by DLJ, DLJ's preliminary valuation range for the Company as of September 22, 1995 was $18.00-$22.00 per share.

     As a result of the Company's continued failure to meet management's financial projections, on February 5, 1996, DLJ provided to the Board a revised and updated comparable publicly traded companies analysis, analysis of comparable merger and acquisition transactions and internal rate of return analysis, as well as a control premium analysis. Based on DLJ's revised analyses, DLJ's preliminary valuation range for the Company as of February 5, 1996 was $16.00-$19.50 per share.

     In connection with the foregoing, DLJ advised the Board regarding certain matters relating to the preparation of these analyses, which are described below. The preparation of such analyses is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the process underlying DLJ's opinion. In arriving at its fairness determination, DLJ considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to the Company or GCLLC or the contemplated transaction. The analyses were prepared solely for purposes of DLJ's providing its opinion to the Board as to the fairness of the contemplated transaction and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, GCLLC, DLJ or any other person assumes responsibility if future results are materially different from those forecasted.

     Pursuant to the Engagement Letter, the Company retained DLJ to act as the exclusive financial advisor to the Company and the Special Committee of the Board with respect to the sale, merger, consolidation or any other business combination, in one or a series of transactions, involving all or a substantial amount of the business, securities or assets of the Company. The Company agreed to compensate the DLJ for its services in an amount of (i) $100,000, payable upon the execution of the Engagement Letter, (ii) $300,000 as compensation for the delivery of the Fairness Opinion, payable at the time DLJ notifies the Special Committee that it is prepared to deliver the Fairness Opinion, and
(iii) an amount equal to one percent of the aggregate amount of consideration received by the Company and/or its stockholders in connection with any of the above-mentioned transactions less any amounts paid by the Company pursuant to clause (i) or (ii) above. The Company also agreed to reimburse DLJ for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement, whether or not a transaction is consummated. The Company further agreed to indemnify DLJ against certain liabilities and expenses in connection with its engagement, including liabilities arising under federal securities laws.


                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain existing and former members of the Company's management and Board (as well as other employees of the Company) have certain interests that are described below that may present them with actual or potential conflicts of interest in connection with the Merger. Also see "Security Ownership of Certain Beneficial Owners and Management".

     Four designees of Purchaser--Richard D. Paterson, Mark E. Bandeen, Daniel
J. Boverman and Jean-Pierre L. Conte--were appointed to the Board following consummation of the Offer. None of such designees own any Shares as individuals as of the Record Date.

     STOCK OPTIONS AND RESTRICTED STOCK. The Merger Agreement provides that, prior to the Effective Time, the Board (or, if appropriate, any committee of the Board administering the Stock Option Plans (as defined below)) shall adopt such resolutions or take such other actions as are required to provide that each option or other right to acquire Shares (the "Options") theretofore granted under any stock option, stock appreciation rights or stock purchase plan, program or arrangement of the Company (collectively, the "Stock Option Plans") outstanding immediately prior to consummation of the Merger, whether or not then exercisable, shall, unless otherwise consented to by Parent in its sole discretion, be exchanged, in whole and not in part, for a cash payment from the Company in an amount (subject to any applicable withholding tax) equal to the product of (i) the excess of $18.00 over the per share exercise price of the Option multiplied by (ii) the number of Shares covered by the Option immediately prior to the Effective Time.

     The Merger Agreement provides that except as provided therein or as otherwise agreed to by the parties and to the extent permitted by the Stock Option Plans, (i) the Stock Option Plans shall terminate as of the Effective Time and (ii) the Company shall use reasonable efforts to ensure that following the Effective Time no holder of Options or any participant in the Stock Option Plans shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.



     MANAGEMENT ROLL-OVER AGREEMENTS. Pursuant to the agreements, each dated as of March 25, 1996, between Parent and each of Susan M. Fixmer, Donald Madsen, Dane Nelson and William W. Weiss (each a "Manager" and collectively the "Managers"), Parent has granted to each such Manager, in exchange for cancellation of certain Options held thereby, option equivalents which entitle such Manager to receive payment from Parent of the value thereof in cash or, at the election of Parent, class A common stock, par value $.01 per share, of Parent, upon the happening of certain events.


                             STRUCTURE OF THE MERGER

     In the Merger, each issued and outstanding Share (other than Shares owned by Purchaser, Parent or the Company, or any direct or indirect subsidiary of any of them, and the Dissenting Share), will be converted into the right to receive $18.00 in cash, without interest. Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time will be converted into and become one issued and outstanding share of common stock of the Surviving Corporation. The Company will thereupon become a direct subsidiary of Parent and Parent will own directly the entire common equity interest in the Company.

     The acquisition of the Shares is structured as a cash merger, with the Company as the Surviving Corporation, to ensure that Parent will acquire all outstanding Shares from all public holders thereof without materially disrupting the Company's operations.


                       ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price for the Company will be allocated to the identifiable assets and liabilities of the Company and its subsidiaries based on their respective fair values.


                            FINANCING THE ACQUISITION

     The total amount of funds required by Purchaser to consummate the Offer and the Merger and to pay fees and expenses related thereto is estimated by Purchaser to be approximately $94.8 million.

     On March 25, 1996, Purchaser entered into the Credit Agreement and the Loan Agreement. Copies of substantially final forms of the Credit Agreement and the Loan Agreement are attached as EXHIBITS (B)(3) and (B)(4), respectively, to Amendment No. 3 (Final Amendment), dated March 26, 1996 (the "Final Amendment"), to the Schedule 14D-1

     Purchaser obtained the funds required to purchase the 2,765,192 Shares purchased pursuant to the Offer (approximately $49.8 million), to pay certain fees related to the Offer (approximately $6.4 million) and to pre-fund interest on the loans made under the Credit Agreement (approximately $0.6 million) from
(i) the proceeds of the sale of shares of common stock, par value $.01 per share, of Parent to GCP II for an aggregate of approximately $17.0 million,
(ii) the proceeds of loans from the Banks to Purchaser pursuant to a senior term loan facility (the "Tender Offer Facility") under the Credit Agreement in an aggregate amount of approximately $24.8 million and (iii) the proceeds of loans from BG Services to Purchaser under the Loan Agreement in an aggregate amount of approximately $15.0 million.

     Purchaser expects to obtain the funds required to pay the Merger Consideration for the outstanding Shares converted into the right to receive such payment pursuant to the Merger (approximately $34.9 million), to cash-out Options pursuant to the Merger (approximately $3.7 million), to repay indebtedness of the Surviving Corporation under the Tender Offer Facility (approximately $24.8 million), and to pay certain other fees and expenses related to the Offer and the Merger (approximately $1.0 million) from (i) the proceeds of loans from the Banks to the Surviving Corporation pursuant to a senior term loan facility and a revolving credit facility under the Credit Agreement in an aggregate amount of approximately $34.8 million and
(ii) approximately $29.6 million of Company cash on hand.

                          CERTAIN EFFECTS OF THE MERGER

     If the Merger is consummated, holders of Shares will not have an opportunity to continue their common equity interest in the Company as an ongoing operation and therefore will not have the opportunity to share in its future earnings and potential growth, if any. Following the Merger, the Company plans to take all necessary actions (i) to de-register the Shares under the Exchange Act and (ii) to terminate inclusion of the Shares in Nasdaq and designation of the Shares as NNM securities.


                 CERTAIN FEDERAL TAX CONSEQUENCES OF THE MERGER

     The following is a summary of the principal federal income tax consequences of the Merger to stockholders of the Company who hold their Shares as capital assets. The discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations ("Regulations") and public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change, which changes could be applied retroactively. This discussion is for general information purposes only and may not apply to stockholders of the Company who are subject to special treatment under the Code, such as (but not limited to) foreign persons, retirement plans, regulated investment companies and dealers in securities. It does not cover the special tax consequences that may apply to holders who acquired their Shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is not intended to address any aspects of state, local, foreign or other tax laws.

     ACCORDINGLY, STOCKHOLDERS ARE URGED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM UNDER FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND THE EFFECT OF ANY CHANGE IN THE APPLICABLE TAX LAWS SINCE THE DATE HEREOF.

     The receipt of cash from Purchaser for Shares pursuant to the Merger will be a taxable sale for federal income tax purposes (and also may be a taxable sale under applicable state, local or foreign tax laws). In general, a stockholder will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received for the Shares and the holder's adjusted tax basis in such Shares. Gain or loss must be determined separately for each identifiable block of Shares (I.E., shares acquired at the same time and at the same price in one transaction) converted into cash in the Merger. Provided the Shares constitute capital assets in the hands of the holder thereof such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale pursuant to the Merger, the Shares were held for more than one year. The deduction of any capital loss may be limited under the Code.

     Unless a Stockholder complies with certain reporting and certification procedures or is an exempt recipient under applicable withholding provisions of the Code and Regulations, such holder may be subject to backup withholding tax of 31% with respect to any cash payments received pursuant to the Merger. This tax is not an additional tax, but IS treated as a payment of the taxpayer's federal income tax and may be refunded if the taxpayer has otherwise satisfied its federal income tax liability and the taxpayer complies with the applicable requirements for obtaining a refund. Stockholders should consult their brokers or the Paying Agent to ensure compliance with such procedures. Foreign stockholders should consult their own tax advisors regarding withholding taxes in general.

                              THE MERGER AGREEMENT

     Set forth below is a description of the principal terms of the Merger Agreement which are of continuing applicability. This description is qualified in its entirety by reference to the Merger Agreement, which is attached as EXHIBIT A hereto and is incorporated herein by reference.

     THE MERGER. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with the General Corporation Law, at the Effective Time, Purchaser will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser will cease and the Company will continue as the Surviving Corporation and will become a direct wholly owned subsidiary of Parent. Upon consummation of the Merger, each issued and then outstanding Share (other than Shares held by Purchaser, Parent or the Company or any direct or indirect wholly owned subsidiary of any of them and any Dissenting Shares which are held by Dissenting Stockholders who have not voted in favor of the Merger and who shall have demanded properly in writing appraisal for such Dissenting Shares in accordance with the General Corporation
Law) shall be converted into the right to receive the Merger Consideration.

     Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     The Merger Agreement provides that the directors and officers of Purchaser immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation. The Merger Agreement further provides that, at the Effective Time the certificate of incorporation of Purchaser, as in effect immediately prior to the Effective Time, will become the certificate of incorporation of the Surviving Corporation; provided, however, that, at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation will be amended to read as follows: "The name of the corporation is Andros Incorporated." The Merger Agreement also provides that the by-laws of Purchaser, as in effect immediately prior to the Effective Time, will become the by-laws of the Surviving Corporation.

     AGREEMENTS OF PARENT, PURCHASER AND THE COMPANY. Pursuant to the Merger Agreement, the Company agreed to cause the Special Meeting to be duly called and held as soon as reasonably practicable following consummation of the Offer for the purpose of voting on the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

     The Merger Agreement provides that in connection with the Special Meeting the Company shall promptly prepare and file with the Commission, use all reasonable efforts to have cleared by the Commission and thereafter mail to its stockholders as promptly as practicable this Proxy Statement with respect to the Special Meeting. The Company has agreed, subject to the fiduciary duties of the Board as advised by counsel, to include in the Proxy Statement the recommendation of the Board that the stockholders of the Company approve and adopt the Merger Agreement and the transactions contemplated thereby and to use all reasonable efforts to obtain such approval and adoption. Parent has agreed to cause Purchaser to vote all Shares beneficially owned by it in favor of adoption of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.

     The Merger Agreement provides that following the first date on which designees of Purchaser shall constitute a majority of the Board and prior to the Effective Time, any amendment of the Merger Agreement or the certificate of incorporation or by-laws of the Company or any of its subsidiaries, any termination of the Merger Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or any exercise or waiver of any of the Company's rights thereunder, will require the concurrence of a majority of the directors of the Company then in office who were neither designated by Purchaser, employees of the Company or any of its subsidiaries nor otherwise affiliated with Purchaser.

     Pursuant to the Merger Agreement, until the Effective Time, the Company shall, and shall cause its subsidiaries and the officers, directors, employees, auditors and agents of the Company and its subsidiaries to, afford the officers, employees and agents of Parent and Purchaser and persons providing or committing to provide Parent or Purchaser with financing for the transactions contemplated by the Merger Agreement reasonable access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each of its subsidiaries, and shall furnish Parent and Purchaser and persons providing or committing to provide Parent or Purchaser with financing for the transactions contemplated by the Merger Agreement with all financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request and Parent and Purchaser have agreed to keep such information confidential, except in certain circumstances.

     The Company has agreed that neither it nor any of its subsidiaries shall, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or intentionally encourage (including by way of furnishing nonpublic information or assistance), or take any other action to intentionally facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action; provided, however, that the foregoing shall not prohibit the Board from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide written proposal to acquire the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board determines in good faith (after consultation with its financial advisor) that the proposal would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by the Merger Agreement, (B) the Board further determines in good faith after consultation with counsel that the failure to do so would cause the Board to breach its fiduciary duties to the Company or its stockholders under applicable law (any such proposal being referred to herein and in the Merger Agreement as a "Superior Proposal"), and (C) no information is so furnished, and no such discussions or negotiations are held, prior to the execution by the receiving party and the Company of a confidentiality and standstill agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. The Company has further agreed to notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company has also agreed not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party (except to the extent necessary in connection with the delivery of a Superior Proposal). For purposes of this Proxy Statement and the Merger Agreement, "Competing Transaction" means any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 25% of the assets of the Company in a single transaction or series of transactions; (iii) any tender offer or exchange offer for more than 25% of the Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, more than 25% of the Shares.

     The Merger Agreement provides that the Company shall promptly notify Parent, and Parent shall promptly notify the Company of (i) receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Merger Agreement; (ii) receipt of any notice or other communication from any Governmental Entity (as defined below) in connection with the transactions contemplated by the Merger Agreement; (iii) receipt of notice that any actions, suits, claims, investigations or proceedings have been commenced or, to the knowledge threatened against, or involving the Company or any of its subsidiaries, or Parent, as applicable, which, if pending on the date of the Merger Agreement, would have been required to have been disclosed under the terms of the Merger Agreement or which relate to the consummation of the transactions contemplated by the Merger Agreement; (iv) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty of it (and, in the case of Parent, of Purchaser) contained in the Merger Agreement to be untrue or inaccurate; and (v) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement.

     The Merger Agreement further provides that the certificate of incorporation and by-laws of the Surviving Corporation shall contain the respective provisions that were set forth, as of the date of the Merger Agreement, in Article Twelfth of the certificate of incorporation and Article 5 of the by-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were entitled to indemnification thereunder, unless such modification shall be required by law.

     The Merger Agreement provides that the Surviving Corporation shall use commercially reasonable efforts to maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy with respect to matters occurring prior to the Effective Time on terms comparable to such existing insurance coverage (including coverage amounts); provided, however, that in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 150% of the current annual premiums paid by the Company for such insurance (which premiums the Company has represented to Parent and Purchaser to be $61,000 in the aggregate) and provided further that if the annual premiums exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     Parent, Purchaser and the Company have each agreed that it will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Offer and the Merger (including furnishing all information required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and will take all reasonable actions necessary to cooperate promptly with and furnish information to the other parties in connection with any such requirements imposed upon such other parties in connection with the Offer and the Merger. Parent, Purchaser and the Company have also each agreed that it will take or cause to be taken all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the other parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any court, administrative agency, commission or other governmental or regulatory authority or instrumentality, domestic or foreign (a "Governmental Entity"), or other third party, required to be obtained or made by any such party in connection with the Offer or the Merger or the taking of any action contemplated thereby or by the Merger Agreement.

     Parent has agreed that it will take all action necessary to cause Purchaser to perform its obligations under the Merger Agreement and to consummate the Merger on the terms and conditions set forth in the Merger Agreement.

     REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various customary representations and warranties of the parties thereto including representations by the Company and Seller as to the conduct of the Company's business and the absence of certain changes or events with respect thereto, financial statements and other documents filed with the Commission, litigation, labor relations and employees, employee benefit plans, taxes and intellectual property.

     CONDITIONS TO THE MERGER. Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (i) the Merger Agreement and the Merger shall have been approved and adopted by the affirmative vote of stockholders of the Company to the extent required by the General Corporation Law and the certificate of incorporation of the Company; and (ii) no temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, nor other legal restriction, restraint or prohibition, preventing the consummation of the Merger shall be in effect; provided however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly practicable any injunction or other order that may be entered.


                         REGULATORY AND OTHER APPROVALS

     Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, there are no federal or state regulatory requirements which remain to be complied with in order for the Merger to be consummated in accordance with the terms of the Merger Agreement.


                                APPRAISAL RIGHTS

     Under Section 262 of the Delaware Corporation Law, any person who was a holder of record of Shares immediately prior to the Merger and who does not wish to accept the $18.00 cash payment per Share pursuant to the Merger has the right to seek an appraisal of the fair value of such stockholder's Shares in the Chancery Court. To perfect this right of appraisal, a Dissenting Stockholder must make written demand for such appraisal to the Company before the taking of the vote on the Merger Agreement and the Merger. Such demand must be delivered to the Company at 2323 Fourth Street, Berkeley, California 94710-2402, Attention:
Secretary. The demand must reasonably inform the Surviving Corporation of the identity of the stockholder making the demand as well as the intention of such stockholder to demand an appraisal of the Shares held thereby.

          Only a holder of record of Shares, or a person duly authorized and explicitly purporting to act on such holder's behalf, is entitled to assert an appraisal right with respect to the Shares registered in such holder's name. Beneficial owners who are not record owners, including, without limitation, persons whose Shares are held of record by a broker or by a central depository or a central depository's nominee, and who wish to exercise appraisal rights are advised to consult promptly with the appropriate record owners as to the timely exercise of appraisal rights. A record owner, such as a broker, who holds Shares as a nominee for others may exercise appraisal rights with respect to the Shares held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of Shares as to which the demand is made. Where no Shares are expressly mentioned, the demand will be presumed to cover all Shares held in the name of such record owner.

          A demand for the appraisal of Shares owned of record by two or more joint holders must identify and be signed by, or on behalf of, all of the holders. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

          An appraisal demand may be withdrawn by a Dissenting Stockholder within 60 days after the Effective Time, or thereafter with the approval of the Surviving Corporation. Upon withdrawal of an appraisal demand, such stockholder will be entitled to receive the Merger Consideration.

          Within 120 days after the Effective Time (the "120-Day Period"), any Dissenting Stockholder who has properly demanded an appraisal, and who has not withdrawn this demand as described above, and the Surviving Corporation each have the right to file in the Chancery Court a petition (the "Petition") demanding a determination of the value of the Shares held by all of the Dissenting Stockholders. If, within the 120-Day Period, no Petition shall have been filed as provided above, all rights to appraisal will cease and all of the Dissenting Stockholders will become entitled to receive the payment of the Merger Consideration. Any Dissenting Stockholder is entitled, within the 120-Day Period and upon written request to the Surviving Corporation, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares with respect to which demands for appraisal have been received and the aggregate number of Dissenting Stockholders.

          Upon the filing of the Petition, the Chancery Court may order that notice of the time and place fixed for the hearing on the Petition be mailed to the Surviving Corporation and all of the Dissenting Stockholders, and be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication determined by the Chancery Court. The costs relating to these notices are borne by the Surviving Corporation. If a hearing on the Petition is held, the Chancery Court is empowered to determine which Dissenting Stockholders are entitled to an appraisal of their Shares. The Chancery Court may require that the Dissenting Stockholders submit their stock certificates which had represented Shares for notation thereon of the pendency of the appraisal proceedings, and the Chancery Court is empowered to dismiss the proceedings as to any

Dissenting Stockholder who does not comply with this direction. Accordingly, Dissenting Stockholders are cautioned to retain their stock certificates pending resolution of the appraisal proceedings.

          The Shares held by Dissenting Stockholders will be appraised by the Chancery Court at their fair value as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger. In determining such fair value, the Chancery Court will take into account all relevant factors. The determination of the fair value of the Shares could be based upon considerations other than, or in addition to, the market value of the Shares, including values attributable to assets and earnings capacity. The Chancery Court may also, on application, (i) determine a fair rate of interest, if any, to bc paid to Dissenting Stockholders in addition to the fair value of the Shares determined by the Chancery Court, (ii) assess costs among the parties as the Chancery Court deems equitable under the circumstances and (iii) order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to bc charged PRO RATA against the value of all Shares entitled to appraisal. The fair value of the Shares could be determined by the Chancery Court to be higher or lower than the Merger Consideration. Determinations by the Chancery Court are subject to appellate review by the Supreme Court of the State of Delaware.

          Dissenting Stockholders are generally permitted to participate in the appraisal proceedings. No appraisal proceeding in the Chancery Court shall be dismissed as to any Dissenting Stockholder without the approval of the Chancery Court, and this approval may be conditioned upon terms which the Chancery Court deems just.

          THE FOREGOING DESCRIPTION IS NOT, AND DOES NOT PURPORT TO BE, A COMPLETE SUMMARY OF THE APPLICABLE PROVISIONS OF SECTIONS 262 OF THE GENERAL CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH PROVISIONS, WHICH ARE SET FORTH IN THEIR ENTIRETY IN ANNEX C HERETO. ANY STOCKHOLDER CONSIDERING DEMANDING APPRAISAL IS ADVISED TO CONSULT LEGAL COUNSEL.


                               CERTAIN LITIGATION

     On March 4, 1996, a putative class action was filed in the Chancery Court on behalf of the stockholders of the Company alleging causes of action arising out of the Offer and the Merger. IRA FBO DANIEL W. KRASNER, DLJSC AS CUSTODIAN
V. ANDROS INCORPORATED, ET AL., Civil Action No. 14872. The defendants in this action include the Company and its directors. The action alleges that the Board breached its fiduciary duties and specifically alleges that the Board breached its fiduciary duties by failing to undertake an adequate evaluation of the Company as a potential acquisition candidate and to take adequate steps to enhance the Company's value as an acquisition candidate, and by failing to provide all material information to stockholders in the Schedule 14D-9. The action seeks, INTER ALIA, to enjoin the defendants from taking steps to accomplish the Offer and the Merger under their present terms.

     Pursuant to a preliminary settlement agreement reached among the parties, the pending legal proceedings against the Company and the Board are to be dismissed with prejudice. The preliminary settlement agreement provides, INTER ALIA, that the defendants will (i) disseminate to the stockholders of the Company the information contained in Amendment No. 2, dated March 14, 1996, to the Schedule 14D-9; and (ii) not object to the application of plaintiff's counsel for legal fees not exceeding $175,000 and expenses actually and reasonably incurred not exceeding $15,000 to be paid by the Company. The contemplated settlement is subject, among other conditions, to execution by the parties of an appropriate Stipulation of Settlement and the approval of the Chancery Court.



                    PRICE RANGE OF SHARES; DIVIDENDS

     The Shares are included in Nasdaq, designated NNM securities and principally traded on the NNM. The following table sets forth, for the calendar quarters indicated, the high and low sales prices per Share on the NNM as reported by the Dow Jones News Service.


                                                        High           Low
                                                        ----           ---
     1993
     ----
     First Quarter  . . . . . . . . . . . . . . .      $19 1/4         $12
     Second Quarter . . . . . . . . . . . . . . .       17 3/4          13 1/4
     Third Quarter  . . . . . . . . . . . . . . .       17              13 1/2
     Fourth Quarter . . . . . . . . . . . . . . .       16 3/4          13
     1994
     ----
     First Quarter  . . . . . . . . . . . . . . .      $21 1/4         $15
     Second Quarter . . . . . . . . . . . . . . .       19 3/4          13 1/2
     Third Quarter  . . . . . . . . . . . . . . .       18 1/4          15 1/4
     Fourth Quarter . . . . . . . . . . . . . . .       18 1/4          14 3/4
     1995
     ----
     First Quarter  . . . . . . . . . . . . . . .      $18             $15
     Second Quarter . . . . . . . . . . . . . . .       18 3/4          14 3/4
     Third Quarter  . . . . . . . . . . . . . . .       19 1/2          15 1/4
     Fourth Quarter . . . . . . . . . . . . . . .       18 1/4          15 1/4
     1996
     ----
     First Quarter  . . . . . . . . . . . . . . .      $18 1/4         $12 1/4
     Second Quarter (through April 12, 1996) . . .     $17 3/4         $17 1/2


     Although prior to March 25, 1996, there were no legal restrictions on the payment of dividends by the Company, historically the Company had never declared or paid dividends. Upon execution of the Credit Agreement and the Loan Agreement on March 25, 1996, the Company became subject to certain restrictions on the declaration and payment of dividends.

     On February 14, 1996, the last full trading day prior to the announcement of the execution of the Merger Agreement and of Purchaser's intention to commence the Offer, the closing price per Share as reported on the NNM was $15 1/2. On February 20, 1996, the last full trading day prior to the commencement of the Offer, the closing price per Share as reported on the NNM was $17 3/4. On April 12, 1996, the most recent full trading day practicable prior to the mailing of this Proxy Statement, the closing price per Share as reported on the NNM was $17 5/8.

     STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Shares by each current director of the Company, each "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act) of the Company, the current directors and "named executive officers" as a group, and all persons known to the Company to be beneficial owners of more than 5% of the Shares:



                                                               Number of Shares         Percent of
             Name of Beneficial Owner                         Beneficially Owned        the Shares
             ------------------------                         ------------------        ----------
Purchaser, Parent, GCP II and GCLLC(1)                                 2,765,192           58.0%

Steven A. Cohen, S.A.C. Capital Management, L.P.
and S.A.C. Investments, L.P.(2)                                          723,994           15.6

Richard D. Paterson(1)                                                 2,765,192           58.0

Mark E. Bandeen(1)                                                     2,765,192           58.0

Daniel J. Boverman(1)                                                  2,765,192           58.0

Jean-Pierre L. Conte(1)                                                2,765,192           58.0

Eugene Kleiner(3)                                                         85,845            1.8

Robert C. Wilson(3)                                                       55,000            1.2

Dane Nelson(3)                                                           150,000            3.1

Edward A. McClatchie, Ph.D.(3)                                           100,109            2.1

Lee R. Carlson, Ph.D.(3)                                                  55,800            1.2

Robert L. Turner(3)                                                       61,000            1.3

William W. Weiss(3)                                                       10,132            *

Directors and "named executive officers" as a group                    3,283,078           63.1(4)


- ---------------------
*    Less than 1%.
(1) According to information available to the Company and as reported to the Commission by Parent and Purchaser in the Final Amendment, as of March 26, 1996 such persons beneficially owned 2,765,192 Shares, representing approximately 58% of the Shares outstanding on such date. Richard D. Paterson, Mark E. Bandeen, Daniel J. Boverman and Jean-Pierre L. Conte, each of whom is a director of the Company designated by Purchaser pursuant to the terms of the Merger Agreement, may be deemed to beneficially own such Shares. Each of GCLLC and Messrs. Paterson, Bandeen, Boverman and Conte disclaims beneficial ownership of such Shares.
(2) According to information available to the Company and as reported to the Commission by Mr. Cohen and his affiliates in Amendment No. 10, dated March 13, 1996, to the Schedule 13D filed thereby with the Commission, such persons beneficially owned 723,994 Shares, representing approximately 15.6% of the Shares outstanding on such date. Of such Shares, 334,800 are owned by Mr. Cohen, 221,840 are owned by S.A.C. Capital Management, L.P., and 167,354 are owned by S.A.C. Investments, L.P.
(3) According to information available to the Company, as supplied by directors and "named executive officers" of the Company and reported to the Commission by the Company in the Schedule 14D-9. The figures supplied indicate beneficial ownership at January 31, 1996 and percentage ownership of Shares calculated based on 4,628,054 Shares outstanding on January 31, 1996, adjusted as required by rules promulgated by the Commission.
(4) Calculated based on the number of fully diluted Shares on the date hereof-- 5,200,675.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     It is not expected that representatives of Price Waterhouse LLP, the Company's principal accountants for its most recently completed fiscal year, will be present at the Special Meeting. It is expected that Coopers & Lybrand LLP, the Company's principal accountants for its most recently completed fiscal year, will be present at the Special Meeting, that such representatives will have an opportunity to make a statement if they desire to do so, and that such representatives will be available to respond to appropriate questions.


                    OTHER MATTERS TO COME BEFORE THE MEETING

     No other matters are intended to be brought before the Special Meeting by the Company nor does the Company know of any matters that are expected to be properly brought before the Special Meeting by others.


                             STOCKHOLDERS' PROPOSALS

     If the Merger is not consummated, any proposals of holders of Shares intended to be presented at the annual meeting of stockholders of the Company to be held in 1996 must have been received by the Company, addressed to the Company at 2323 Fourth Street, Berkeley, California 94710-2402, Attention: Secretary, not later than February 15, 1996, to be considered for inclusion in the proxy statement and form of proxy relating to such annual meeting.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, is required to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning the Company's directors and officers, their remuneration, stock options granted to them, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company is required to be disclosed in proxy statements distributed to the Company's stockholders and filed with the Commission. Such reports, proxy statements and other information, as well as the Schedule 14D-1 and the Schedule 14D-9, should be available for inspection at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also should be available for inspection at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained by mail, upon payment of the Commission's customary fees, by writing to its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The information should also be available for inspection at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

     The Shares are currently registered under the Exchange Act. Upon consummation of the Merger, the Company will become a direct wholly owned subsidiary of Parent, and there will be no public trading of the Shares. Accordingly, as soon as practicable following the Merger registration of the Shares, and the Company's obligation to file periodic reports, proxy statements and other information with the Commission, will be terminated upon application of the Company to the Commission.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this Proxy Statement the following documents previously filed with the Commission pursuant to the Exchange Act:

     - The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995;

     - The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 29, 1995 and January 28, 1996; and

     -    The Company's Current Report on Form 8-K dated April 5, 1996.

     In addition, all reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. A copy of any document incorporated by reference herein (including any exhibit incorporated by reference from any such document) may be obtained without charge by any person receiving this Proxy Statement, upon written or oral request, by contacting the Company at 2332 Fourth Street, Berkeley, California 94710-2402, Attention: Secretary. Such copy will be sent by first class mail or other equally prompt means within one business day after receipt of such request. In order to ensure timely delivery of the documents prior to the Special Meeting, any request should be made prior to May 7, 1996.

                                                                       EXHIBIT A

                                                                  CONFORMED COPY










                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                FEBRUARY 14, 1996

                                  by and among

                               CHO HOLDINGS INC.,

                              CHO ACQUISITION INC.

                                       and

                               ANDROS INCORPORATED

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----


ARTICLE I THE TENDER OFFER
     SECTION 1.1  THE OFFER . . . . . . . . . . . . . . . . . . . . . . .  A-1

ARTICLE II THE MERGER
     SECTION 2.1   MERGER . . . . . . . . . . . . . . . . . . . . . . . .  A-5
     SECTION 2.2   CONVERSION OF SHARES.  . . . . . . . . . . . . . . . .  A-5
     SECTION 2.3   EXCHANGE OF CERTIFICATES.. . . . . . . . . . . . . . .  A-6
     SECTION 2.4   DISSENTING SHARES. . . . . . . . . . . . . . . . . . .  A-7
     SECTION 2.5   CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
                    CORPORATION.  . . . . . . . . . . . . . . . . . . . .  A-7
     SECTION 2.6   DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. .  A-7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND THE
PURCHASER
     SECTION 3.1   CORPORATE ORGANIZATION.. . . . . . . . . . . . . . . . A-8
     SECTION 3.2   AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . A-8
     SECTION 3.3   CONSENTS AND APPROVALS; NO VIOLATION.. . . . . . . . . A-8
     SECTION 3.4   FINANCING. . . . . . . . . . . . . . . . . . . . . . . A-9
     SECTION 3.5   SURVIVING CORPORATION AFTER THE MERGER.. . . . . . . . A-9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     SECTION 4.1   CORPORATE ORGANIZATION.  . . . . . . . . . . . . . . . A-9
     SECTION 4.2   CAPITALIZATION.  . . . . . . . . . . . . . . . . . . . A-10
     SECTION 4.3   SUBSIDIARIES.  . . . . . . . . . . . . . . . . . . . . A-10
     SECTION 4.4   AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . A-10
     SECTION 4.5   CONSENTS AND APPROVALS; NO VIOLATION.  . . . . . . . . A-11
     SECTION 4.6   PROXY OR INFORMATION STATEMENT.. . . . . . . . . . . . A-11
     SECTION 4.7   CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . A-12
     SECTION 4.8   SEC DOCUMENTS. . . . . . . . . . . . . . . . . . . . . A-12
     SECTION 4.9   LITIGATION.  . . . . . . . . . . . . . . . . . . . . . A-13
     SECTION 4.10  LABOR RELATIONS; EMPLOYEES . . . . . . . . . . . . . . A-13
     SECTION 4.11  CERTAIN AGREEMENTS AND EMPLOYEE BENEFIT PLANS  . . . . A-13
     SECTION 4.12  TAXES .  . . . . . . . . . . . . . . . . . . . . . . . A-15
     SECTION 4.13  ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . . . . . A-16
     SECTION 4.14  PROPERTIES . . . . . . . . . . . . . . . . . . . . . . A-17
     SECTION 4.15  INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . A-17
     SECTION 4.16  MATERIAL CONTRACTS . . . . . . . . . . . . . . . . . . A-17
     SECTION 4.17  FEES . . . . . . . . . . . . . . . . . . . . . . . . . A-17
     SECTION 4.18  BUSINESS COMBINATION STATUTE INAPPLICABLE  . . . . . . A-18

ARTICLE V COVENANTS OF THE COMPANY AND PARENT
     SECTION 5.1   CONDUCT OF BUSINESS OF THE COMPANY.. . . . . . . . . . A-18
     SECTION 5.2   STOCKHOLDER MEETING; PROXY MATERIAL; INFORMATION
                    STATEMENT . . . . . . . . . . . . . . . . . . . . . . A-20
     SECTION 5.3   NO SOLICITATION OF COMPETING TRANSACTIONS. . . . . . . A-20

ARTICLE VI ADDITIONAL AGREEMENTS
     SECTION 6.1   ACCESS TO INFORMATION. . . . . . . . . . . . . . . . . A-21
     SECTION 6.2   LEGAL CONDITIONS TO OFFER AND MERGER.  . . . . . . . . A-22
     SECTION 6.3   CONFIDENTIALITY AGREEMENT. . . . . . . . . . . . . . . A-22
     SECTION 6.4   PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . . . . . A-22
     SECTION 6.5   DIRECTORS' AND OFFICERS' INSURANCE AND
                    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . A-22
     SECTION 6.6   EMPLOYEE ARRANGEMENTS. . . . . . . . . . . . . . . . . A-23
     SECTION 6.7   COMPANY STOCK OPTION PLANS.. . . . . . . . . . . . . . A-24
     SECTION 6.8   COMPANY EMPLOYEE STOCK PURCHASE PLAN . . . . . . . . . A-24
     SECTION 6.9   NOTICE OF CERTAIN EVENTS.  . . . . . . . . . . . . . . A-24
     SECTION 6.10  OBLIGATIONS OF PURCHASER . . . . . . . . . . . . . . . A-25
     SECTION 6.11  VOTING OF SHARES . . . . . . . . . . . . . . . . . . . A-25

ARTICLE VII CONDITIONS PRECEDENT
     SECTION 7.1   CONDITIONS OF EACH PARTY'S OBLIGATION TO EFFECT THE
                    MERGER  . . . . . . . . . . . . . . . . . . . . . . . A-25
     SECTION 7.2   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO
                    EFFECT THE MERGER.  . . . . . . . . . . . . . . . . . A-25

ARTICLE VIII TERMINATION
     SECTION 8.1   TERMINATION. . . . . . . . . . . . . . . . . . . . . . A-26
     SECTION 8.2   EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . A-27
     SECTION 8.3   CERTAIN PAYMENTS.. . . . . . . . . . . . . . . . . . . A-27

ARTICLE IX GENERAL PROVISIONS
     SECTION 9.1   AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . A-27
     SECTION 9.2   EXTENSION; WAIVER. . . . . . . . . . . . . . . . . . . A-28
     SECTION 9.3   NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                    AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . A-28
     SECTION 9.4   ENTIRE AGREEMENT.. . . . . . . . . . . . . . . . . . . A-28
     SECTION 9.5   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . A-28
     SECTION 9.6   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . A-28
     SECTION 9.7   HEADINGS . . . . . . . . . . . . . . . . . . . . . . . A-29
     SECTION 9.8   EXPENSES.. . . . . . . . . . . . . . . . . . . . . . . A-29
     SECTION 9.9   BENEFITS; ASSIGNMENT.  . . . . . . . . . . . . . . . . A-29
     SECTION 9.10  SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . A-30
     SECTION 9.11  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . A-30

ANNEX I   CONDITIONS OF THE OFFER

                             INDEX OF DEFINED TERMS


DEFINED TERM                                                           REFERENCE
- ------------                                                           ---------
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.7(c)
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.3(a)
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.11(a)
Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Competing Transaction. . . . . . . . . . . . . . . . . . . . . . . . Section 5.3
Confidentiality Agreement. . . . . . . . . . . . . . . . . . . . . . Section 6.3
Constituent Corporations . . . . . . . . . . . . . . . . . . . .  Section 2.1(a)
Cut-off Date . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.3(a)
Current Offering . . . . . . . . . . . . . . . . . . . . . . . . . . Section 6.8
DGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . .  Section 2.4(a)
Dissenting Stockholder . . . . . . . . . . . . . . . . . . . . .  Section 2.4(a)
Effective Time . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1(b)
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .  Section 4.7(c)
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.11(b)
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.1(a)
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.3(a)
Financing Commitments. . . . . . . . . . . . . . . . . . . . . . . . Section 3.4
Fully Diluted Shares . . . . . . . . . . . . . . . . . . . . . . . . Section 4.2
Governmental Entity. . . . . . . . . . . . . . . . . . . . . . . . . Section 3.3
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . .  Section 4.7(c)
HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3.3
Information Statement. . . . . . . . . . . . . . . . . . . . . . . . Section 4.6
ISO. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.11(c)
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.11(b)
Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.14
Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . Section 4.1
Material Contracts . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.16
Material Plans . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.11(b)
Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Merger Price . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.2(a)
Minimum Shares . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.1(a)
Minimum Share Condition. . . . . . . . . . . . . . . . . . . . .  Section 1.1(a)
Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Offer Documents. . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.1(b)
Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.7(b)
Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.6
Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
Schedule 14D-9 . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.2(b)
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.1(b)

SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.8
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.8
Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Special Committee. . . . . . . . . . . . . . . . . . . . . . . .  Section 1.2(a)
Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.2
Stock Option Plans . . . . . . . . . . . . . . . . . . . . . . .  Section 6.7(a)
Stock Purchase Plan. . . . . . . . . . . . . . . . . . . . . . . . . Section 4.2
Stockholders' Meeting. . . . . . . . . . . . . . . . . . . . . .  Section 5.2(a)
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.3(a)
Superior Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . Section 5.3
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . .  Section 2.1(a)
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 4.12(a)
Tendered Shares. . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.1(a)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
February 14, 1996, is entered into by and among CHO HOLDINGS INC., a Delaware corporation ("Parent"), CHO ACQUISITION INC., a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and ANDROS INCORPORATED, a Delaware corporation (the "Company").

                                 R E C I T A L S

     WHEREAS, the respective Boards of Directors of the Company, Parent and the Purchaser have approved the acquisition of the Company by the Purchaser and, in furtherance of such acquisition, Parent proposes to cause the Purchaser to make a cash tender offer (the "Offer") for all of the outstanding shares of common stock, par value $.01 per share ("Common Stock"), of the Company ("Shares") on the terms specified herein and the Board of Directors of the Company has approved the Offer and recommended that it be accepted by the stockholders of the Company; and

     WHEREAS, the Boards of Directors of the Company and the Purchaser deem it advisable and in the best interests of the stockholders of such corporations to effect the merger (the "Merger") of the Purchaser with and into the Company following the consummation of the Offer, all pursuant to this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, Parent, the Purchaser and the Company hereby agree as follows:

                                    ARTICLE I

                                THE TENDER OFFER

          SECTION 1.1  THE OFFER.

     (a) Subject to the provisions of this Agreement and provided that nothing shall have occurred that would result in a failure to satisfy any of the conditions set forth in Annex I hereto, Parent shall cause the Purchaser to, as promptly as reasonably practicable after the date hereof, but in no event later than five (5) business days following the initial public announcement of the Purchaser's intention to commence the Offer, commence (within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer for all of the outstanding Shares at a price of $18.00 per Share, net to the seller in cash, subject only (i) to a minimum of 2,649,538 Shares (or such other number of Shares, when added to the number of Shares already owned by Parent, the Purchaser or any direct or indirect wholly owned Subsidiary (as defined in Section 1.3(a)) of Parent, as shall constitute a majority of the Company's Fully Diluted Shares (as defined in Section 4.2) (the "Minimum Shares") being validly tendered prior to the expiration or termination of the Offer and not withdrawn (the "Minimum Share Condition") and (ii) to the other conditions to the Offer set forth in Annex I. The Purchaser may at any time transfer or assign to one or more corporations directly or indirectly wholly owned by Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer (the "Tendered Shares"), but no such assignment shall relieve the Purchaser of its obligations hereunder. The Purchaser expressly reserves the right to waive any of the conditions to the Offer set forth in Annex I and to modify the terms and conditions of the Offer; provided, however, that, without the prior written approval of the Company, the Purchaser shall not amend or modify the terms of the Offer to (i) reduce the cash price to be paid pursuant to the Offer, (ii) reduce the number of Shares as to which the Offer is made, (iii) change the form of consideration to be paid in the Offer, (iv) modify or waive the Minimum Share Condition, or (v) impose conditions to its obligation to accept for payment or pay for the Tendered Shares other than those set forth in Annex I. The Offer may not be extended without the Company's prior written consent; provided, however, that the Purchaser may extend (and re-extend) the Offer for up to a total of 20 business days if, as of the initial expiration date, which shall be 20 business days following commencement of the Offer, there shall not have been validly tendered and not withdrawn that number of Shares necessary to permit the Merger to be effected without a meeting of the Company's stockholders in accordance with the DGCL.

     (b) As soon as reasonably practicable on the date of commencement of the Offer, the Purchaser shall file with the Securities and Exchange Commission ("SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall contain or shall incorporate by reference an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents included therein or incorporated therein by reference pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and the Purchaser agree that the Offer Documents shall comply as to form in all material respects with the Exchange Act, and the rules and regulations promulgated thereunder, and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company or any of its representatives which is included in the Offer Documents. Each of Parent, the Purchaser and the Company agrees to correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading, and each of Parent and the Purchaser further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. Parent and the Purchaser agree to provide the Company and its counsel any comments Parent, the Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

     (c) Subject to the terms and conditions of the Offer, the Purchaser shall pay for Shares which have been validly tendered and not withdrawn pursuant to the Offer as promptly as practicable following expiration of the Offer.

          SECTION 1.2  COMPANY ACTION.

     (a) The Company hereby approves of and consents to the Offer and represents that at a meeting duly called and held the Board of Directors of the Company has, after receiving the recommendation in favor thereof of the special committee of the Board of Directors of the Company (the "Special Committee") formed to consider this Agreement and the transactions contemplated hereby, (i) approved and adopted this Agreement and the transactions contemplated hereby and determined that the Offer and the Merger are in the best interests of the Company and its stockholders and on terms that are fair to such stockholders, and (ii) recommended that the Company's stockholders accept the Offer and tender all of their Shares in connection therewith and, if required under the DGCL, approve this Agreement and the transactions contemplated hereby. The Company represents that its Board of Directors has received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation that the consideration to be received by the Company's stockholders pursuant to each of the Offer and the Merger is fair to the Company's stockholders from a financial point of view, and that a complete and correct signed copy of such opinion will be delivered promptly following the date hereof by the Company to Parent. The Company represents that the Special Committee has duly adopted resolutions providing for the dissolution of the Special Committee on the Cut-Off Date (as defined below).

     (b) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended and supplemented from time to time, the "Schedule 14D-9") and shall mail the Schedule 14D-9 to the stockholders of the Company. Subject to the fiduciary duties of the Board of Directors as advised by counsel, the Offer Documents and the Schedule 14D-9 shall contain the recommendation of the Company's Board of Directors described in Section 1.2(a). The Company agrees that the Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser or any of their respective representatives which is included in the
Schedule 14D-9. Each of the Company, Parent and the Purchaser agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading, and the Company further agrees to take all steps necessary to amend or supplement the
Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws.
Parent and its counsel shall be given a reasonable opportunity to review the
Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

     (c) In connection with the Offer, the Company shall cause its transfer agent to furnish the Purchaser promptly with mailing labels containing the names and addresses of the record holders of Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Common Stock, and shall furnish to the Purchaser such information and assistance (including updated lists of stockholders, security position listings and computer files) as the Purchaser may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and the Purchaser and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the other transactions contemplated hereby and, if this Agreement shall be terminated, will deliver, and will use their reasonable best efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

          SECTION 1.3  DIRECTORS.

     (a) Promptly upon the purchase by the Purchaser of Shares in the Offer, and from time to time thereafter, the Purchaser shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 1.3) and (ii) the percentage that the number of Shares owned by the Purchaser, Parent and any direct or indirect wholly owned Subsidiary of Parent (including Shares purchased in the Offer) bears to the total number of Shares outstanding, and to effect the foregoing the Company shall upon request by the Purchaser, at the Company's election, either increase the number of directors comprising the Company's Board of Directors or seek and accept resignations of incumbent directors. The first date on which designees of the Purchaser shall constitute a majority of the Company's Board of Directors is referred to in this Agreement as the "Cut-Off Date." At such times, the Company will use its reasonable best efforts to cause individuals designated by the Purchaser to constitute the same percentage as such individuals represent on the Company's Board of Directors of (x) each committee of the Board, (y) each board of directors of each Subsidiary of the Company and
(z) each committee of each such board. As used in this Agreement, a "Subsidiary" of any other corporation means a corporation an amount of whose voting securities sufficient to elect at least a majority of its Board of Directors is owned directly or indirectly by such other corporation.

     (b)  The Company shall promptly take all actions required pursuant to
Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.3. The Purchaser will supply to the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (c) Following the Cut-Off Date and prior to the Effective Time, any amendment of this Agreement or the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, any termination or amendment of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or any exercise or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are neither designated by the Purchaser, employees of the Company or any of its Subsidiaries nor otherwise affiliated with the Purchaser.

                                   ARTICLE II

                                   THE MERGER

          SECTION 2.1  MERGER.

     (a) At the Effective Time (as defined in subsection (b) below) and subject to the terms and conditions hereof and the provisions of the DGCL, the Purchaser will be merged with and into the Company in accordance with the DGCL, the separate existence of the Purchaser shall thereupon cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Purchaser and the Company are sometimes hereinafter referred to collectively as the "Constituent Corporations."

     (b) Subject to the terms and conditions hereof, the Merger shall be consummated as promptly as practicable after the expiration of the Offer and the Stockholders' Meeting (as defined in Section 5.2), if any, by duly filing an appropriate certificate of merger or certificate of ownership, as the case may be, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall be effective at such time as the certificate of merger or certificate of ownership is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as is specified in the certificate of merger or certificate of ownership (the "Effective Time"). Prior to such filing, a closing shall take place at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, or at such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver of the conditions contained in Article VII hereof.

     (c) The separate corporate existence of the Company, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, liabilities and duties of the Constituent Corporations with the effect set forth in Section 259 of the DGCL.

          SECTION 2.2  CONVERSION OF SHARES.

     At the Effective Time and by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations:

     (a) Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be cancelled pursuant to subsection (b) below and (ii) Dissenting Shares (as defined in Section 2.4)) shall be converted into the right to receive in cash an amount per Share equal to the highest price paid per Share pursuant to the Offer (the "Merger Price");

     (b) Each Share held in the treasury of the Company and each Share owned by Parent, the Purchaser or the Company, or by any direct or indirect wholly owned Subsidiary of any of them, shall be cancelled and retired without payment of any consideration therefor; and

     (c) Each share of Common Stock, par value $.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          SECTION 2.3  EXCHANGE OF CERTIFICATES.

     (a) From and after the Effective Time, a bank or trust company to be designated by Parent with the concurrence of the Company shall act as exchange agent (the "Exchange Agent") in effecting the exchange of the Merger Price for certificates which prior to the Effective Time represented Shares and which as of the Effective Time represent the right to receive the Merger Price (the "Certificates"). Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Price therefor in a form approved by Parent and the Company. At or prior to the Effective Time, the Purchaser shall deposit in trust with the Exchange Agent immediately available funds in an amount sufficient to pay the Merger Price for all such Shares to the Company's stockholders as contemplated by this
Section 2.3. Such funds shall be invested by the Exchange Agent as directed by Parent or the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $250 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise). Upon the surrender of each Certificate and the issuance and delivery by the Exchange Agent of the Merger Price for the Shares represented thereby in exchange therefor, the Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each Certificate shall represent solely the right to receive the Merger Price for the Shares represented thereby, without any interest thereon. Upon the surrender and exchange of such an outstanding Certificate, the holder thereof shall receive the Merger Price multiplied by the number of Shares represented by such Certificate, without any interest thereon. If any cash is to be paid to a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that the person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a name other than that of the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Certificates for any part of the Merger Price payments made to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (b) Promptly following the sixth month after the Effective Time, the Exchange Agent shall return to the Surviving Corporation all cash relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Price for such Shares, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company except for the right to surrender such Certificates in exchange for the Merger Price for such Shares or to perfect their right to receive payment for their Shares pursuant to Section 262 of the DGCL and

Section 2.4 below, and there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any Shares that were outstanding immediately prior to the Merger.

          SECTION 2.4  DISSENTING SHARES.

     (a) Notwithstanding the provisions of Section 2.2 or any other provision of this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who have not voted such Shares in favor of the approval and adoption of this Agreement and who shall have properly demanded appraisal of such Shares in accordance with
Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Price at the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the DGCL. If a holder of Dissenting Shares (a "Dissenting Stockholder") shall have so failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such Dissenting Shares shall be converted into and represent solely the right to receive the Merger Price, without any interest thereon, as provided in Section 2.2.

     (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

          SECTION 2.5 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

     (a) Subject to the terms of Section 6.5, at the Effective Time the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of the corporation is Andros Incorporated."

     (b) Subject to the terms of Section 6.5, the Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.

          SECTION 2.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the directors of the Purchaser immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors shall be duly elected or appointed and shall duly qualify. At the Effective Time, the officers of the Purchaser immediately prior to the Effective Time shall become the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

     Parent and the Purchaser hereby jointly and severally represent and warrant to the Company that, except as and to the extent set forth in a Disclosure Schedule delivered to the Company on or prior to the date hereof setting forth additional exceptions specified therein to the representations and warranties contained in this Article III, which Disclosure Schedule shall identify exceptions by specific Section references:

          SECTION 3.1  CORPORATE ORGANIZATION.

     (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has not engaged in any business since it was incorporated other than in connection with the transactions contemplated by this Agreement. Parent owns all of the outstanding capital stock of the Purchaser.

          SECTION 3.2 AUTHORITY. Each of Parent and the Purchaser has the full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the respective Boards of Directors of Parent and the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to consummate the transactions so contemplated (other than, with respect to the Merger, the filing and recordation or the appropriate merger documents as required by the
DGCL). This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser, enforceable against such parties in accordance with its terms.

          SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of their respective Certificates of Incorporation or Bylaws, or (ii) assuming compliance with the matters referred to in clause (iii) below, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Parent or the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other agreement, instrument, obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or the Purchaser, or to which either of them or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a material adverse effect on Parent and its Subsidiaries taken as a whole or
(iii) require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission or other governmental or regulatory authority or instrumentality, domestic or foreign (a "Governmental Entity"), except (A) pursuant to the Exchange Act, (B) filing a certificate of merger or certificate of ownership, as the case may be, pursuant to the DGCL, (C) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the termination of the waiting periods thereunder or (D) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole or prevent or materially delay consummation of the Offer or the Merger.

          SECTION 3.4 FINANCING. The Purchaser has received loan commitment letters from one or more commercial banks and purchase commitment letters from subordinated debt investors (together, the "Financing Commitments"), copies of which have been provided to the Company. The Purchaser has or will have, prior to the expiration of the Offer and the Effective Time of the Merger, sufficient cash or cash-equivalent funds available to purchase all of the Shares outstanding in the Offer and the Merger, to provide adequate working capital for the Company following the Effective Time and to pay all related fees and expenses incurred in connection with the Offer and the Merger.

          SECTION 3.5 SURVIVING CORPORATION AFTER THE MERGER. At the Effective Time and after and giving effect to any changes in the Surviving Corporation's assets and liabilities as a result of the Merger and after and giving effect to the financing contemplated by the Financing Commitments, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and the Purchaser that, except as and to the extent set forth in a Disclosure Schedule delivered to Parent on or prior to the date hereof setting forth additional exceptions specified therein to the representations and warranties contained in this
Article IV, which Disclosure Schedule shall identify exceptions by specific Section references:

          SECTION 4.1 CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All Subsidiaries of the Company are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and the Company and its Subsidiaries have the requisite corporate power and authority and all necessary governmental approvals to own or lease and operate their properties and assets and to carry on their businesses as they are now being conducted, and are duly qualified or licensed as foreign corporations to do business and in good standing in each jurisdiction in which the nature of the businesses conducted by them or the character or location of the properties owned or leased by them makes such qualification or licensing necessary, except where the failure to be so organized, existing, in good standing, qualified or licensed would not have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole.

          SECTION 4.2 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock. As of the close of business on January 31, 1996, 4,628,054 shares of Common Stock were issued and outstanding, 671,021 shares of Common Stock were reserved for issuance upon the exercise of outstanding options to acquire shares of Common Stock ("Stock Options"), no shares of Common Stock were held by the Company in its treasury and 16,430 shares of Common Stock were reserved for issuance under the Company's employee stock purchase plan (the "Stock Purchase Plan") and no shares of Preferred Stock were issued and outstanding. The number of issued and outstanding shares of Common Stock at any time taken together with the number of shares of Common Stock reserved for issuance upon the exercise of outstanding Stock Options at such time is referred to herein as the "Fully Diluted Shares." All of the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificates of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which the Company or its assets is bound. Except as disclosed in this Section 4.2, there are no shares of capital stock of the Company issued or outstanding, and except for the Stock Options and rights to purchase shares of Common Stock under the Stock Purchase Plan, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character (including, without limitation, rights which will or could become exercisable as a result of this Agreement or any transaction contemplated hereby) relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which the Company or any Subsidiary of the Company is a party with respect to the voting of the capital stock of the Company or such Subsidiary.

          SECTION 4.3 SUBSIDIARIES. The Subsidiaries of the Company are listed on Schedule 4.3. All of the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and nonassessable and are owned by the Company or a wholly owned Subsidiary of the Company, free and clear of all liens, claims or encumbrances. There are no existing subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Subsidiary of the Company obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of any Subsidiary of the Company or obligating any Subsidiary of the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except as disclosed in Schedule 4.3, the Company does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          SECTION 4.4 AUTHORITY. The Company has the full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company if and to the extent required by applicable law, and the filing and recordation of the appropriate merger documents as required by DGCL). This Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by Parent and the Purchaser, constitutes a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms.

          SECTION 4.5 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws (or other comparable organizational documents) of the Company or any Subsidiary of the Company, or (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any such Subsidiary or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, terminations, accelerations or creations of liens or other encumbrances, which will not have a Material Adverse Effect, or
(iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) pursuant to the Exchange Act, (B) filing a certificate of merger pursuant to the DGCL, (C) filings under the HSR Act and the termination of the waiting periods thereunder or
(D) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

          SECTION 4.6 PROXY OR INFORMATION STATEMENT. If the DGCL shall require a Stockholders' Meeting to be convened in connection with the Merger, the proxy statement to be provided to stockholders of the Company in connection with the Stockholders' Meeting (together with the amendments thereof and supplements thereto, the "Proxy Statement") and all amendments thereof and supplements thereto shall, and if the DGCL shall not require a Stockholders' Meeting to be convened in connection with the Merger, the information statement to be provided to stockholders of the Company in connection with the Merger (together with the amendments thereof and supplements thereto, the "Information Statement") shall, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and shall not, at the time of (i) first mailing thereof or (ii) in the case of the Proxy Statement, the Stockholders' Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that (x) no representation is made by the Company with respect to information supplied in writing by Parent or any affiliates or representatives of Parent or Purchaser for inclusion in the Proxy Statement or Information Statement, as the case may be, and (y) no representation is made with respect to a Proxy Statement or Information Statement, as the case may be, prepared by the Company and provided to the Company's stockholders at any time following the Cut-Off Date.

          SECTION 4.7  CONDUCT OF BUSINESS.

     (a) The businesses of the Company and its Subsidiaries are not being conducted in default or violation of any term, condition or provision of (i) its respective charter or bylaws, or (ii) any note, bond, mortgage, indenture, deed of trust, lease, agreement, or other instrument or obligation of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, or (iii) any federal, state, local or foreign statue, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, excluding from the foregoing clauses
(ii) and (iii) defaults or violations that would not have a Material Adverse Effect.

     (b) The Company and each of its Subsidiaries have all licenses, permits, orders or approvals of, and have made all required registrations with, all Governmental Entities that are material to the conduct of the business of the Company and its Subsidiaries taken as a whole (collectively, "Permits"). To the knowledge of the Company, (i) all Permits are in full force and effect; (ii) no material violations are or have been recorded in respect of any Permit; and
(iii) no proceeding is pending or threatened to revoke or limit any Permit.

     (c) Neither the Company nor any of its Subsidiaries has received any written communication from a Governmental Entity that alleges that the Company or any Subsidiary of the Company is not in compliance with any Environmental Law (as defined below) if such non-compliance could reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any environmental materials or information, including on-site or off-site disposal or releases of Hazardous Materials (as defined below), that could reasonably be expected to have a Material Adverse Effect. As used in this Agreement, the term "Environmental Laws" means any applicable treaties, laws, regulations, enforceable requirements, orders, decrees or judgments issued, promulgated or entered into by any Governmental Entity, which relate to (A) pollution or protection of the environment or (B) the generation, storage, use, handling, disposal or transportation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder. As used in this Agreement, the term "Hazardous Materials" means all explosive or regulated radioactive materials or substances, biological hazards, genotoxic or mutagenic hazards, hazardous or toxic substances, medical wastes or other wastes or chemicals, petroleum or petroleum distillates, asbestos or asbestos-containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Sections 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

          SECTION 4.8 SEC DOCUMENTS. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since July 31, 1992 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, at the time of filing, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a Material Adverse Effect). Except as and to the extent set forth on the consolidated balance sheet of the Company and the Subsidiaries as at July 30, 1995, including the notes thereto, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since July 30, 1995 which could not reasonably be expected to have a Material Adverse Effect.
The Company has heretofore made available to Parent complete and correct copies of all of the SEC Documents and all amendments and modifications thereto, as well as, to the extent any shall exist, all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

          SECTION 4.9 LITIGATION. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or
(iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any of its subsidiaries having, or that could reasonably be expected to have, any such effect.

          SECTION 4.10 LABOR RELATIONS; EMPLOYEES. (i) Neither the Company nor any of its Subsidiaries is, directly or indirectly, a party to or bound by any collective bargaining agreement; (ii) no collective bargaining agreement is currently being negotiated by the Company or its Subsidiaries; and (iii) to the knowledge of the Company, no representation question exists respecting the employees of the Company or its Subsidiaries.

          SECTION 4.11  CERTAIN AGREEMENTS AND EMPLOYEE BENEFIT PLANS.

     (a) Neither the Company nor any of its Subsidiaries is a party to any written (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any executive officer or other key employee of the Company or any Subsidiary of the Company
(A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) agreement or plan, including, without limitation, any stock option plan (other than the Stock Option Plans), stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (b) Schedule 4.11(b) contains a true and complete summary or list of, or otherwise describes (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligations which while are material in amount and which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "Material Plans"). Each Material Plan is in writing and the Company has previously made available to Parent a true and complete copy of each Material Plan and a true and complete copy of each material document prepared in connection with each such Material Plan including, without limitation: (i) a copy of each trust or other funding arrangement,
(ii) the most current summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Material Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Material Plan. Neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Material Plan, other than with respect to a modification, change or termination required by ERISA or the Code. To the extent applicable, the Material Plans comply with the requirements of ERISA and the Code, and any Material Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has been so qualified during the period from its adoption to date. No Material Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither the Company, its Subsidiaries nor any officer or director of the Company or any of its Subsidiaries has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. To the knowledge of the Company, each Material Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Material Plans. There are no pending or anticipated claims against or otherwise involving any of the Material Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Material Plan activities) has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Material Plan. All material contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Material Plans have been made or accrued.

          (c) Schedule 4. 11(c) contains a true and correct list of each person who holds any Stock Option as of the date hereof, together with (i) the number of shares of Common Stock subject to such Stock Option, (ii) the date of grant of such Stock Option, (iii) the extent to which such Stock Option is currently vested or scheduled to vest by June 30, 1996, (iv) the exercise price of such Stock Option, (v) whether such Stock Option is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code (an "ISO") and (vi) the expiration date of such Stock Option. Schedule 4.11(c) also sets forth the aggregate number of ISO's and nonqualified Stock Options outstanding as of the date hereof.

          SECTION 4.12  TAXES.

     (a) The Company and its Subsidiaries (i) have filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued all requisite federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes") and there are and will be no tax deficiencies claimed in writing and received by the Company or its Subsidiaries in respect of any period preceding the Effective Time that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals, and (iii) have established or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time.

     (b) No taxes, interest, penalties, assessments or deficiencies have been threatened or claimed in a writing and received by the Company or any of its Subsidiaries by any taxing authority in respect of any tax returns filed by the Company and its Subsidiaries (or any predecessor corporations). Neither the Company nor any of its Subsidiaries (nor any predecessor corporation) have executed or filed with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes. Neither the Company nor any of its Subsidiaries is currently being audited by any taxing authority or have received notice of a proposed audit pertaining to Taxes. There are no tax liens on any assets of the Company or any affiliate, except for Taxes not yet due and payable. The accruals and reserves for taxes reflected in the consolidated balance sheet of the Company and the Subsidiaries as at July 30, 1995 are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

     (c) The Company neither is a party to, is bound by, nor has any obligation under any tax sharing or similar agreement.

     (d) Neither the Company nor any of its Subsidiaries is required to include in income (i) any amount in respect of any adjustment under Section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) any deferred intercompany transaction or (iii) any installment sale gain, where the inclusion in income would result in a tax liability materially in excess of the reserves therefor. Neither the Company nor any of its Subsidiaries has given a consent under Section 341(f) of the Code. Neither the Company nor any of its Subsidiaries is, or has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     (e) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code by reason of the consummation of the Offer or the Merger, determined without regard to Section 280G(b)(4) of the Code. No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is or has been subject to any accumulated earnings tax or personal holding company tax.
 Neither the Company nor any of its Subsidiaries owns stock in (i) a passive foreign investment company within the meaning of Section 1296 of the Code or
(ii) a controlled foreign corporation within the meaning of Section 957 of the Code. Neither the Company nor any of its Subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludibility from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder. Neither the Company nor any of its Subsidiaries has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. Neither the Company nor any of its Subsidiaries owns any property of a character the transfer of which would give rise to (x) a revaluation of such property for purposes of any ad valorem or similar tax, or (y) any documentary, stamp or other transfer tax. Neither the Company nor any of its Subsidiaries has an "excess loss account" for purposes of the Treasury Regulations promulgated under Section 1502 of the Code.

          SECTION 4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since July 30, 1995, except as contemplated by this Agreement or disclosed in any SEC Document filed since July 30, 1995 and prior to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any damage, destruction or loss, whether covered by insurance or not, having or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to Common Stock, or any redemption, purchase or other acquisition of any of its securities, (iii) any change in the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company or any Subsidiary having a Material Adverse Effect, (iv) any labor dispute, other than routine matters, none of which is material to the Company and its Subsidiaries taken as a whole, (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, or (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice.

          SECTION 4.14 PROPERTIES. All of the properties and assets owned by the Company and each of its Subsidiaries are owned by each of them, respectively, free and clear of any lien, claim, encumbrance or restriction of any nature whatsoever (a "Lien"), except for Liens which could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Company and its Subsidiaries have good and marketable title subject to no Liens, other than those permitted under this Section 4.14, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title could not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.15 INTELLECTUAL PROPERTY. The Company and the Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held or intended as of the date hereof by management of the Company to be used by the Company or any Subsidiary in, and all such intellectual property necessary in the conduct of, the business of the Company and the Subsidiaries as currently conducted or as contemplated to be conducted as of the date hereof by management of the Company, and there are no other items of intellectual property that are material to the Company or any Subsidiary or the business of the Company and the Subsidiaries. The Company is unaware of any assertion or claim challenging the validity of any of the foregoing which could reasonably be expected to have a Material Adverse Effect. The conduct of the business of the Company and the Subsidiaries as currently conducted and as contemplated to be conducted as of the date hereof by management of the Company does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any claim or written notice from any person to such effect. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, neither it nor any Subsidiary has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner which could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.16 MATERIAL CONTRACTS. All contracts, leases and other agreements to which the Company or any of its Subsidiaries is a party that would be required to be filed as Exhibits to the SEC Documents (the "Material Contracts") have been filed as Exhibits to the SEC Documents. To the knowledge of the Company: (i) each Material Contract is in full force and effect except as the same may have expired in accordance with its terms; (ii) neither the Company nor any of its Subsidiaries has received any written assertion of default under any Material Contract; and (iii) neither the Company nor any of its Subsidiaries reasonably expects or has received any notice related to any termination or material change to, or proposal with respect to, any of the Material Contracts as a result of the transactions contemplated by this Agreement; in each case except where the result of a failure of a representation contained in clauses (i), (ii) or (iii) above could not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.17 FEES. Except for the fees payable by the Company to Donaldson, Lufkin and Jenrette Securities Corporation described in an engagement letter dated October 22, 1994, a complete and correct copy of which has been provided to Parent, neither the Company nor any of its Subsidiaries has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

          SECTION 4.18 BUSINESS COMBINATION STATUTE INAPPLICABLE. As of the date hereof and pursuant to Section 203(a)(1) of the DGCL, the restrictions contained in Section 203 of the DGCL are, and at all times on or prior to the Effective Time such restrictions shall be, inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement, including, without limitation, the pledge of the shares of the Company Common Stock acquired in the Offer to the lending institutions providing the financing for the Offer, and the transfer of such shares upon the exercise or remedies under the applicable agreements. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to Section 203(a)(1) of the DGCL the restrictions contained in Section 203 of the DGCL are and shall be inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement.

                                    ARTICLE V

                       COVENANTS OF THE COMPANY AND PARENT

          SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period commencing on the date of this Agreement and continuing until the Cut-Off Date or until the termination of this Agreement in accordance with its terms, the Company and each of its Subsidiaries shall conduct its operations in the ordinary and usual course consistent with past practice, and the Company and its Subsidiaries will each endeavor to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with suppliers, contractors, distributors, licensors, licensees, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement, prior to the Cut-Off Date, neither the Company nor any of its Subsidiaries shall directly or indirectly do, or propose to do, any of the following, without the prior written consent of Parent:

     (a) Declare or pay any dividends on or make any other distribution in respect of any of the capital stock of the Company;

     (b) Split, combine or reclassify any of the capital stock of the Company or issue or authorize any other securities in respect of, in lieu of or in substitution for, shares of the capital stock of the Company or repurchase, redeem or otherwise acquire any shares of the capital stock of the Company;

     (c) Issue, deliver, encumber, sell or purchase any shares of the capital stock of the Company or any securities convertible into, or rights, warrants, options or other rights of any kind to acquire, any such shares of capital stock, other convertible securities or any other ownership interest (including, without limitation, any phantom interest) (other than the issuance of Common Stock upon the exercise of outstanding Stock Options);

     (d) Amend or otherwise change its Certificate of Incorporation or Bylaws (or other comparable organizational document);

     (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

     (f) Sell, lease or otherwise dispose of any of its assets, other than in the ordinary course of business consistent with its past practices;

     (g) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or any Subsidiary of the Company or guarantee any debt securities of others, other than in the ordinary course of business consistent with past practice;

     (h) Enter into any contract or agreement other than in the ordinary course of business consistent with past practice;

     (i) Authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $250,000 for the Company and the Subsidiaries taken as a whole;

     (j) Increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Subsidiary who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

     (k) Take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to cash management, the payment of accounts payable and the collection of accounts receivable);

     (l) Make any tax election or settle or compromise any material federal, state, local or foreign income tax liability, or execute or file with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes;

     (m) Amend or modify the warranty policy of the Company or any Subsidiary;

     (n) Pay, discharge, satisfy, settle or compromise any suit, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company's consolidated balance sheet dated as of July 30, 1995, as filed by the Company with the SEC in its Annual Report on Form 10--K for its fiscal year ended July 30, 1995, or subsequently incurred in the ordinary course of business and consistent with past practice; or

     (o) Take any action that would result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or in any of the conditions to the Offer or any of the conditions to the Merger set forth in Article VII not being satisfied.

          SECTION 5.2  STOCKHOLDER MEETING; PROXY MATERIAL; INFORMATION
STATEMENT.

     (a) If this Agreement is required by the DGCL to be approved by the Company's stockholders, then the Company shall cause a meeting of its stockholders (the "Stockholders' Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall, subject to their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (i) shall promptly prepare and file with the SEC, use all reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (ii) shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC, (iii) shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) shall, subject to the fiduciary duties of its Board of Directors as advised by counsel, use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (v) shall otherwise comply with all legal requirements applicable to such meeting.

     (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the then outstanding Shares, the parties hereto agree, at the request of Purchaser, subject to Article VII, to take all necessary and appropriate action, including the preparation and mailing of the Information Statement, to cause the Merger to become effective, in accordance with Section 253 of the DGCL, as soon as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

          SECTION 5.3 NO SOLICITATION OF COMPETING TRANSACTIONS. Neither the Company nor any Subsidiary shall, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or intentionally encourage (including by way of furnishing non-public information or assistance), or take any other action to intentionally facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action; provided, however, that nothing contained in this Section 5.3 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide written proposal to acquire the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that,
(A) the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that the proposal would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement, (B) the Board of Directors of the Company further determines in good faith after consultation with counsel that the failure to do so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company or its stockholders under applicable law (any such proposal, a "Superior Proposal") and (C) no information is so furnished, and no such discussions or negotiations are held, prior to the execution by the receiving party and the Company of a confidentiality and standstill agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Parent indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party (except to the extent necessary to permit such third party to deliver a Superior Proposal). For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 25% of the assets of the Company in a single transaction or series of transactions; (iii) any tender offer or exchange offer for more than 25% of the Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, more than 25% of the Shares.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.1 ACCESS TO INFORMATION. Between the date of this Agreement and the Cut-Off Date, the Company and its Subsidiaries will afford to Parent and its authorized representatives for the transactions contemplated hereby and the authorized representatives of such parties and persons providing or committing to provide Parent or the Purchaser financing for the transactions contemplated hereby, reasonable access at all reasonable times to the officers, employees, agents, properties, offices and all other facilities, books and records of the Company and its Subsidiaries as Parent may reasonably request. Additionally, the Company will permit Parent and its authorized representatives for the transactions contemplated hereby, and the authorized representatives of such parties and persons providing or committing to provide Parent or the Purchaser financing for the transactions contemplated hereby to make such inspections of the Company and its operations at all reasonable times as it may reasonably require and will cause its officers, employees and agents, and those of its Subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request. No investigation pursuant to this Section 6.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

          SECTION 6.2  LEGAL CONDITIONS TO OFFER AND MERGER.

     (a) The Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on the Company with respect to the Offer and the Merger (including furnishing all information required under the HSR Act) and will take all reasonable actions necessary to cooperate promptly with and furnish information to the Purchaser or Parent in connection with any such requirements imposed upon the Purchaser or Parent in connection with the Offer and the Merger. The Company will take, and will cause its Subsidiaries to take, all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the Purchaser and Parent in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Company or any of its Subsidiaries (or by the Purchaser or Parent) in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement. In addition to the foregoing, prior to the Effective Time, the parties shall take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Offer and the Merger and the other transactions contemplated by this Agreement, including any necessary consents and waivers.

     (b) The Purchaser and Parent will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Offer and the Merger (including furnishing all information required under the HSR Act) and will take all reasonable actions necessary to cooperate promptly with and furnish information to the Company in connection with any such requirements imposed upon the Company or any Subsidiary of the Company in connection with the Offer and the Merger. The Purchaser and Parent will take all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the Company and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Purchaser or Parent (or by the Company or any of its Subsidiaries) in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement.

          SECTION 6.3 CONFIDENTIALITY AGREEMENT. The Company and Parent acknowledge that the existing confidentiality agreement between such parties (the "Confidentiality Agreement") shall remain in full force and effect at all times prior to the Effective Time and after any termination of this Agreement, and such parties agree to comply with the terms of such Agreement.

          SECTION 6.4 PUBLIC ANNOUNCEMENTS. The Purchaser, Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Merger or any transaction contemplated hereby and shall not issue any such press release or make any such public statement except as they may mutually agree unless required so to do by law or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc. The Company and Parent have agreed as to the form of joint press release announcing execution of this Agreement.

          SECTION 6.5  DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.

     (a) The Certificate of Incorporation and the Bylaws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Agreement, in Article Twelfth of the Certificate of Incorporation of the Company and Article 5 of the Bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were entitled to indemnification thereunder unless such modification shall be required by law.

     (b) Parent hereby agrees (i) to assume, as of the Effective Time, all obligations of the Company under Article Twelfth of the Certificate of Incorporation of the Company and Article 5 of the Bylaws of the Company, and
(ii) to pay all amounts that become due and payable under such provisions.

     (c) The Surviving Corporation and Parent shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

     (d) The Surviving Corporation shall use commercially reasonable efforts to maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage (including coverage amounts); provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.5 more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be $61,000 in the aggregate) and provided further that if the annual premiums exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (e) This Section shall survive the consummation of the Offer and the Merger, is intended to benefit the Company, the Surviving Corporation and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the indemnified parties.

     (f) After the date of consummation of the Offer, neither Parent nor the Purchaser shall take any action that would cause the Company not to honor in accordance with their terms, any employment, severance, consulting, change of control and other compensation contracts between the Company or any of its Subsidiaries and any current or former director, officer or employee thereof listed on Schedule 4.11(b).

          SECTION 6.6 EMPLOYEE ARRANGEMENTS. From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, cause any employee benefit plans, programs, policies or arrangements of the Surviving Corporation covering any active, former or retired employee of the Surviving Corporation or its Subsidiaries to give full credit for each participant's period of service with the Company and its Subsidiaries prior to the Effective Time for all purposes for which such service was recognized under the Material Plans prior to the Effective Time, including, but not limited to, recognition of service for vesting, amount of benefits, eligibility to participate and eligibility for disability and early retirement benefits (including subsidies relating to such benefits) and full credit for deductibles satisfied under the Material Plans toward any applicable deductibles for the same period following the Effective Time.

          SECTION 6.7  COMPANY STOCK OPTION PLANS.

     (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option Plans (as defined below)) shall adopt such resolutions or take such other actions as are required to provide that each outstanding Stock Option heretofore granted under any stock option, stock appreciation rights or stock purchase plan, program or arrangement of the company (collectively, the "Stock Option Plans") outstanding immediately prior to the consummation of the Offer, whether or not then exercisable, shall be, unless otherwise consented to by Parent in its sole discretion, exchanged, in whole and not in part, for a cash payment from the Company in an amount (subject to any applicable withholding tax) equal to the product of (i) the excess of the Merger Price over the per share exercise price of the Stock Option, multiplied by (ii) the number of Shares covered by the Stock Option immediately prior to the Effective Time.

     (b) Except as provided in this Agreement or as otherwise agreed to by the parties and to the extent permitted by the Stock Option Plans, (i) the Stock Option Plans shall terminate as of the Effective Time and (ii) the Company shall use reasonable efforts to ensure that following the Effective Time no holder of options or any participant in the Stock Option Plans shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

          SECTION 6.8 COMPANY EMPLOYEE STOCK PURCHASE PLAN. The Company shall take all actions necessary pursuant to the terms of Stock Purchase Plan in order to shorten the offering period under such plan which includes the Effective Time (the "Current Offering"), such that the Current Offering shall terminate at or prior to the Effective Time (the final day of the Current Offering period being referred to as the "Final Purchase Date"). On the Final Purchase Date, the Company shall apply the funds credited as of such date under the Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Common Stock in accordance with the terms of the Stock Purchase Plan. The cost to each participant in the Stock Purchase Plan for shares of Common Stock shall be the lower of 85% of the closing sale price of Common Stock on the Nasdaq National Market on (i) the first day of the Current Offering period and (ii) the last trading day on or prior to the Final Purchase Date.

          SECTION 6.9 NOTICE OF CERTAIN EVENTS. The Company shall notify Parent, and Parent shall promptly notify the Company, of:

     (i) receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

     (ii) receipt of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

     (iii) receipt of notice that any actions, suits, claims, investigations or proceedings have been commenced or, to the knowledge threatened against, or involving the Company or any of its Subsidiaries, or Parent, as applicable, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9 or which relate to the consummation of the transactions contemplated by this Agreement;

     (iv) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty of it (and, in the case of Parent, of the Purchaser) contained in this Agreement to be untrue or inaccurate; and

     (v) any failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.10 OBLIGATIONS OF PURCHASER. Parent will take all action necessary to cause the Purchaser to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          SECTION 6.11  VOTING OF SHARES.  Parent agrees to cause Purchaser
(i) to vote all Shares beneficially owned by it in favor of adoption of this Agreement and the Merger at the Stockholders' Meeting, if any such meeting shall be required by the DGCL, and (ii) if no Stockholders' Meeting shall be required by the DGCL, file the certificate of ownership providing for the Merger of Purchaser with and into the Company as soon as permitted under applicable regulatory requirements and law.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

          SECTION 7.1 CONDITIONS OF EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. If required by the DGCL, this Agreement and the Merger shall have been approved and adopted by the affirmative vote or consent of the stockholders of the Company to the extent required by the DGCL and the Certificate of Incorporation of the Company.

     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, nor other legal restriction, restraint or prohibition, preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly practicable any injunction or other order that may be entered.

     (c)  The Offer.  Shares shall have been purchased pursuant to the Offer.

          SECTION 7.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Effective Time of the conditions that Parent and the Purchaser shall have performed in all material respects each of their obligations under this Agreement required to be performed by them pursuant to the terms hereof and the representations and warranties of Parent and the Purchaser contained herein shall be true and correct in all material respects.

                                  ARTICLE VIII

                                   TERMINATION

          SECTION 8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

     (a) by mutual written consent duly authorized by the Boards of Directors of the Company, Parent and the Purchaser;

     (b) by either Parent or the Company if (i) the Cut-Off Date shall not have occurred on or before May 31, 1996; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available (A) to any party whose failure to fulfill any obligation under this Agreement has been the substantial cause of, or resulted in, the failure of the Cut-Off Date to occur on or before such date, or (B) to Parent if it shall fail to designate persons that will constitute a majority of the Board of Directors in accordance with Section 1.3 by May 24, 1996; or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) by either Parent or the Company if (i) as a result of an occurrence or circumstance that would result in the failure of any of the conditions set forth in Annex I hereto the Offer shall have terminated or expired in accordance with its terms without the Purchaser having accepted for payment any Shares pursuant to the Offer; or (ii) the Purchaser shall not have accepted for payment any Shares pursuant to the Offer within 100 days following the commencement of the Offer; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party the failure of which (or the failure of the affiliates of which) to perform in any material respect any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty under this Agreement by such party;

     (d)  by Parent if prior to the purchase of Shares pursuant to the Offer,
(A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, this Agreement, the Merger or any other transaction contemplated by this Agreement; (B) the Board of Directors of the Company or any committee thereof shall have recommended to the stockholders of the Company acceptance of a Competing Transaction; (C) the Company shall have entered into any definitive agreement with respect to a Competing Transaction; or (D) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

     (e) by the Company if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, this Agreement or the Merger in order to approve the execution by the Company of a definitive agreement providing for the transactions contemplated by a Superior Proposal; or (ii) Parent or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement which breach cannot be or has not been cured 20 days after the giving of written notice to Parent or the Purchaser, as applicable, except, in any case, for such breaches which are not reasonably likely to affect adversely Parent's or the Purchaser's ability to complete the Offer or the Merger.

          SECTION 8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except for fraud and for willful breach of a material obligation contained herein and except that the agreements contained in Sections 6.3, 8.3 and 9.3 shall survive the termination hereof.

          SECTION 8.3  CERTAIN PAYMENTS.  In the event that:

     (i) any person (including, without limitation, the Company or any affiliate thereof), other than Parent or any affiliate of Parent, shall have become the beneficial owner of a majority of the then outstanding Shares and this Agreement shall have been terminated pursuant to Section 8.1;

     (ii) any person shall have commenced, publicly proposed or communicated to the Company a Competing Transaction and (A) the Offer shall have remained open for at least 20 business days, (B) the Minimum Condition shall not have been satisfied, (C) this Agreement shall have been terminated pursuant to Section 8.1 and (D) the Company shall have consummated a Competing Transaction with any person other than Parent or any of its affiliates before or within 12 months after the date of such termination; or

     (iii)     this Agreement is terminated (A) pursuant to Section 8.1(d) or
Section 8.1(e)(i); or (B) pursuant to Section 8.1(c) to the extent that the termination or the failure to accept any Shares for payment, as set forth in
Section 8.1(c), shall relate to the intentional failure of the Company to perform in any material respect any material covenant or agreement of it contained in this Agreement or the intentional material breach by the Company of any material representation or warranty of it contained in this Agreement;

then, in any such event, the Company shall pay Parent promptly (but in no event later than one business day after the first of such events shall have occurred) a fee of $3,100,000, which amount shall be payable in immediately available funds.


                                   ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.1 AMENDMENT. This Agreement may be amended by the parties, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 9.2 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties, by action taken by their respective Boards of Directors, may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          SECTION 9.3 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger or termination of this Agreement, as the case may be, except for the agreements contained in Sections 6.5, 6.6 and 6.7 of this Agreement, each of which shall survive the Merger, and the agreements contained in Sections 6.3 and 8.3, each of which shall survive termination of this Agreement.

          SECTION 9.4 ENTIRE AGREEMENT. This Agreement (including the Annexes, Schedules and Exhibits), together with the Confidentiality Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings with respect thereto.

          SECTION 9.5 SEVERABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any term or other provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          SECTION 9.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent or the Purchaser:

               CHO Holdings Inc. or CHO Acquisition Inc.
               Metro Tower, Suite 1170
               950 Tower Lane
               Foster City, California  94404-2121
               Attention: Daniel J. Boverman
               Facsimile: (415) 286-2383
               with copies in each case to:

               Shearman & Sterling
               555 California Street
               San Francisco, California 94104-1522
               Attention: Michael J. Kennedy, Esq.
               Facsimile: (415) 616-1199

     (b)  if to the Company:

               Andros Incorporated
               2332 Fourth Street
               Berkeley, CA  94710-2402
               Attention: Chairman of the Board
               Facsimile: (510) 849-5849

               with copies to:

               Cooley Godward Castro Huddleson & Tatum
               One Maritime Plaza
               San Francisco, California 94111-3580
               Attn: Susan Cooper Philpot, Esq.
               Facsimile: (415) 951-3698

               and

               Brobeck, Phleger & Harrison LLP
               One Market
               Spear Street Tower
               San Francisco, California 94105
               Attn: Steven J. Tonsfeldt, Esq.
               Facsimile: (415) 422-1010

All such notices and other communications shall be deemed to have been received
(i) in the case of personal delivery, on the date of such delivery and (ii) in the case of a telecopy, when the party who receives such telecopy shall have confirmed receipt of the communication. Notices and other communications which are delivered by telecopier shall be followed promptly with a copy of the notice or other communication by registered or certified mail.

          SECTION 9.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.8 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be borne by the party incurring such cost or expense.

          SECTION 9.9 BENEFITS; ASSIGNMENT. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder and, except as provided in Section 1.1(a), shall not be assigned other than by operation of law; provided, however, that the officers and directors of the Company and its Subsidiaries as provided in
Section 6.5 are intended beneficiaries of the covenants and agreements contained in such Section.


          SECTION 9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 9.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws other than principles directing the application of Delaware law.

          SECTION 9.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreements and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              CHO HOLDINGS INC.

                              By:  /s/ Richard D. Paterson

                              Title: Chairman and President

                              CHO ACQUISITION INC.

                              By:  /s/ Jean-Pierre L. Conte

                              Title: Vice President and Treasurer

                              ANDROS INCORPORATED

                              By:  /s/ Robert Turner

                              Title: Vice President

                                                                         ANNEX I

                             CONDITIONS OF THE OFFER

          DEFINED TERMS. Capitalized terms used in this Annex I and not otherwise defined shall have the meanings attributed thereto in the Agreement and Plan of Merger, dated as of February 14, 1996 (the "Merger Agreement"), by and among CHO Holdings Inc., CHO Acquisition Inc. and Andros Incorporated.

          CONDITIONS OF THE OFFER. Notwithstanding any other term of the Offer, the Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if
(i) the Minimum Share Condition shall not have been satisfied, or (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, (iii) the Purchaser shall not have obtained financing pursuant to, or on terms and conditions no less favorable than those contained in, the Financing Commitments (the "Financing Condition"), or (iv) at any time on or after the date of the Merger Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists:

     (a) a preliminary or permanent injunction or other order by any federal, state or foreign court which prevents the acceptance for payment of, or payment for, some of or all the Shares shall have been issued and shall remain in effect;

     (b) there shall have been instituted or be pending any action or proceeding by any Governmental Entity (i) challenging the acquisition by the Purchaser of Shares or otherwise seeking to restrain, materially delay or prohibit the consummation of the Offer or the Merger or seeking damages that would make the Offer, the Merger or any other transaction contemplated hereby materially more costly to Parent or the Purchaser, (ii) seeking to prohibit or limit materially the ownership or operation by the Purchaser or Parent of all or a material portion of the business or assets of the Company and its Subsidiaries, or to compel the Purchaser or Parent to dispose of or hold separate all or a material portion of the business or assets of the Company and its Subsidiaries or the Purchaser or Parent, as a result of the Offer or the Merger, (iii) seeking to impose or confirm limitations on the ability of Parent or the Purchaser effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of the Merger Agreement and the transactions contemplated hereby, or (iv) seeking to require divestiture by Parent, the Purchaser or any other affiliate of Parent of any Shares;

     (c) there shall have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Offer, the Merger or any other transaction contemplated hereby, Parent, the Company or any affiliate of Parent or the Company by any Governmental Entity, except for the waiting period provisions of the HSR Act, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above;

     (d) any change or effect that, individually or in the aggregate, is or is reasonably likely to constitute a Material Adverse Effect shall have occurred following the date of the Merger Agreement;

     (e) the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under the Merger Agreement;

     (f) any representation or warranty of the Company in the Merger Agreement that is qualified as to materiality shall not be true and correct or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, in each case when made and at and as of such time as if made at and as of such time;

     (g) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq National Market; (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada; (iii) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or Canada which has or is reasonably likely to have a Material Adverse Effect; (iv) any extraordinary material adverse change in the financial markets in the United States which has or is reasonably likely to have a Material Adverse Effect; or (v) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

     (h) (i) it shall have been publicly disclosed or the Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding Shares have been acquired by any person other than Parent or any of its affiliates or (ii)(A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Competing Transaction or any other acquisition of Shares other than the Offer and the Merger or (B) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

     (i) the Merger Agreement shall have been terminated in accordance with its terms.

     The foregoing conditions are for the sole benefit of the Purchaser and Parent. The foregoing rights of the Purchaser shall be available regardless of the circumstances giving rise to any such conditions (including any action or omission to act of the Purchaser) and, subject to Section 1.1(a) of the Merger Agreement, may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. Any determination by the Purchaser will be final and binding upon all parties including tendering stockholders.

     The failure by the Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                       EXHIBIT B

                          DONALDSON, LUFKIN & JENRETTE

               Donaldson, Lufkin & Jenrette Securities Corporation
      600 California Street, San Francisco, CA 94108-2704 - (415) 249-2100

                                                               February 14, 1996

Board of Directors
Andros Incorporated
2332 Fourth Street
Berkeley, CA 94710-2402

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the shareholders of Andros Incorporated (the "Company") of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger dated as of February 14, 1996, among CHO Holdings Inc. ("Holdings"), the Company and CHO Acquisition Inc. ("Acquisition"), a wholly owned subsidiary of Holdings (the "Agreement").

     Pursuant to the Agreement, Acquisition will commence a tender offer for all outstanding shares of the Company's common stock at a price of $18.00 per share. The tender offer is to be followed by a merger in which the shares of all shareholders who did not tender would be converted into the right to receive $18.00 per share in cash.

     In arriving at our opinion, we reviewed financial and other information that was publicly available or furnished to us by the Company including information provided during discussions with management. Included in the information provided during discussions with management were certain financial projections of the Company for the period beginning July 31, 1995 and ending July 31, 1999 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of the Company, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters relating to the Agreement and transactions contemplated thereby on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has been engaged by Holdings in connection with placing $15 million of senior subordinated notes and warrants which will be used to help finance the acquisition. DLJ's Private Placement Group will receive usual and customary fees in conjunction with raising the subordinated notes.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the shareholders of the Company pursuant to the Agreement is fair to the shareholders of the Company from a financial point of view.

                              Very truly yours,

                              DONALDSON, LUFKIN & JENRETTE
                               SECURITIES CORPORATION

                              By:   /s/ Thomas M. Benninger
                                   -------------------------
                                   Thomas M. Benninger
                                   Managing Director

                                                                       EXHIBIT C

                             GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

Section 262.  APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsections (f) or (g) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares.
     Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)  If the merger or consolidation was approved pursuant to
     Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged PRO RATA against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                               ANDROS INCORPORATED

             Proxy for Special Meeting of Stockholders--May 14, 1996

                      THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF ANDROS INCORPORATED

     The undersigned hereby appoints Daniel J. Boverman and Jean-Pierre L. Conte, and each of them, as proxy or proxies of the undersigned (the "Proxies"), each with full power of substitution, to represent the undersigned and to vote all the shares of common stock, par value $.01 per share, of Andros Incorporated, a corporation organized under the laws of the State of Delaware (the "Company"), which the undersigned is entitled in any capacity to vote if personally present at the special meeting (the "Special Meeting") of stockholders of the Company to be held at the offices of the Company, 2332 Fourth Street, Berkeley, California 94710-2402, at 10:00 a.m., local time, on May 14, 1996, and at any and all adjournments or postponements thereof, with respect to all matters set forth in the Proxy Statement dated April 16, 1996, and all supplements and amendments thereto and, in their discretion, upon all matters incident to the conduct of such Special Meeting and all matters presented at the Special Meeting but which are not known to the board of directors of the Company (the "Board") at the time of the solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof.

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1.

     1. Proposal to approve and adopt the agreement and plan of merger, dated as of February 14, 1996, among the Company, Andros Acquisition Inc., a corporation organized under the laws of the State of Delaware and a direct wholly owned subsidiary of Andros Holdings Inc., a corporation organized under the laws of the State of Delaware ("Parent"), and Parent.


          / /   FOR               / /   ABSTAIN                / /    AGAINST


           [CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE]

                           [CONTINUED FROM OTHER SIDE]

     If properly executed, this proxy will be voted in accordance with instructions appearing hereon and, at the discretion of the Proxies, as to any other matter that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 (THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT) AND, AT THE DISCRETION OF THE PROXIES, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement (with all enclosures and attachments) dated April 16, 1996, relating to the Special Meeting.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING.



Dated:                 Name(s) of Holder(s):
      --------------                        ---------------------------------

                                            ---------------------------------
                                                     (Please Print)


                                            ---------------------------------

                                            ---------------------------------
                                                     (Signature(s))*


                                      (By:)
                                            --------------------------------
                                                     (Please Print)

                                            (Name:)
                                                   -------------------------
                                           (Title:)
                                                   -------------------------



- --------------------
* Please sign this proxy exactly as your name(s) appears hereon. Joint owners should each sign personally. An attorney, administrator, trustee, executor, guardian or other person siging in a representitve capacity should indicate such capacity. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and such officer's capacity.